GGP LIMITED PARTNERSHIP

3.98% EXCHANGEABLE SENIOR NOTES DUE 2027

INDENTURE

DATED AS OF APRIL 16, 2007

LASALLE BANK NATIONAL ASSOCIATION, as Trustee
TABLE OF CONTENTS

Page

ARTICLE 1DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.
Section 1.02.
Section 1.03.
ARTICLE 2THE SECURITIES
Section 2.01.
Section 2.02.
Section 2.03.
Section 2.04.
Section 2.05.
Section 2.06.
Section 2.07.
Section 2.08.
Section 2.09.
Section 2.10.
Section 2.11.
Section 2.12.
Section 2.13.
ARTICLE 3REPURCHASE
Section 3.01.
Section 3.02.
Section 3.03.
Section 3.04.
Section 3.05.
Section 3.06.
ARTICLE 4EXCHANGE
Section 4.01.
Section 4.02.
Section 4.03.
Section 4.04.
Section 4.05.
Section 4.06.
Section 4.07.
Section 4.08.
Section 4.09.
Section 4.10.
Section 4.11.
Section 4.12.
Section 4.13.
ARTICLE 5COVENANTS
Section 5.01.
Section 5.02.
Section 5.03.
Section 5.04.
Section 5.05.
Section 5.06.
Section 5.07.
Section 5.08.
Section 5.09.
Definitions.
Other Definitions.
Rules of Construction

Form and Dating
Execution and Authentication.
Registrar, Paying Agent and Exchange Agent.
Intentionally Omitted.
Lists of Holders of Securities
Transfer and Exchange.
Replacement Securities.
Outstanding Securities.
Treasury Securities
Temporary Securities
Cancellation
Legend; Additional Transfer and Exchange Requirements.
CUSIP Numbers

Repurchase at Option of Holders upon a Change in Control.
Repurchase of Securities at the Option of Holders.
Repayment to the Issuer
Securities Purchased in Part
Repurchase of Securities by Third Parties
Purchase of Securities in Open Market

Right to Exchange
Exercise of Exchange Right; No Adjustment for Interest or Dividends
Exchange Rate Adjustment After Certain Change in Control.
Adjustment of Exchange Rate
Exchange Rate
Cash Payments in Lieu of Fractional Shares
Taxes on Shares Issued
Responsibility of Trustee
Notice to Holders Prior to Certain Actions
Settlement upon Exchange
Cash Payments in Lieu of Fractional Shares
Ownership Limit
Calculation in Respect of Securities

Payment of Securities.
Money for Securities Payments to be Held in Trust
Reports
Compliance Certificates
Further Instruments and Acts
Maintenance of Existence as a Limited Partnership
Stay, Extension and Usury Laws
Calculation of Original Issue Discount
Maintenance of Office or Agency

ARTICLE 6CONSOLIDATION; MERGER; CONVEYANCE; TRANSFER OR LEASE

Section 6.01.
Section 6.02.
ARTICLE 7DEFAULT AND REMEDIES
Section 7.01.
Section 7.02.
Section 7.03.
Section 7.04.
Section 7.05.
Section 7.06.
Section 7.07.
Section 7.08.
Section 7.09.
Section 7.10.
ARTICLE 8TRUSTEE
Section 8.01.
Section 8.02.
Section 8.03.
Section 8.04.
Section 8.05.
Section 8.06.
Section 8.07.
Section 8.08.
Section 8.09.
Section 8.10.
Section 8.11.
Section 8.12.
Issuer and Company May Consolidate, Etc., Only on Certain Terms
Successor Substituted

Events of Default
Acceleration
Other Remedies.
Waiver of Defaults and Events of Default
Limitations on Suits.
Rights of Holders to Receive Payment and to Exchange
Collection Suit by Trustee
Trustee May File Proofs of Claim
Priorities.
Undertaking for Costs

Obligations of Trustee.
Rights of Trustee.
Individual Rights of Trustee
Trustee’s Disclaimer
Notice of Default or Events of Default
Reports by Trustee to Holders.
Compensation and Indemnity.
Replacement of Trustee.
Successor Trustee by Merger, Etc
Eligibility of Trustee
Conflicting Interests of Trustee
Preferential Collection of Claims Against Company

ARTICLE 9SATISFACTION AND DISCHARGE OF INDENTURE

Section 9.01. Section 9.02. Section 9.03. Section 9.04. Section 9.05.	Discharge of Indenture. Deposited Monies to Be Held in Trust by Trustee Paying Agent to Repay Monies Held. Return of Unclaimed Monies Reinstatement

ARTICLE 10AMENDMENTS; SUPPLEMENTS AND WAIVERS

Section 10.01.
Section 10.02.
Section 10.03.
Section 10.04.
Section 10.05.
Section 10.06.
ARTICLE 11REDEMPTION
Section 11.01.
Section 11.02.
ARTICLE 12MISCELLANEOUS
Section 12.01.
Section 12.02.
Section 12.03.
Section 12.04.
Section 12.05.
Section 12.06.
Section 12.07.
Section 12.08.
Section 12.09.
Section 12.10.
Section 12.11.
Section 12.12.
Section 12.13.
Section 12.14.
Exhibit
Without Consent of Holders
With Consent of Holders.
Revocation and Effect of Consents.
Notation on or Exchange of Securities
Trustee to Sign Amendments, Etc
Effect of Supplemental Indentures

Redemption.
Sinking Fund

Notices
Communications by Holders with Other Holder
Certificate and Opinion as to Conditions Precedent.
Record Date for Consent of Holders of Securities
Rules by Trustee, Paying Agent, Registrar and Exchange Agent
Legal Holidays
Governing Law
No Adverse Interpretation of Other Agreements
No Recourse Against Others
No Security Interest Created
Successors
Multiple Counterparts
Separability
	Table of Contents, Headings, Etc	A-1

THIS INDENTURE dated as of April 16, 2007 is between GGP Limited Partnership, a Delaware limited partnership (the “Issuer”), and LaSalle Bank National Association, a national banking association, as Trustee (the “Trustee”).

In consideration of the purchase of the Securities (as defined herein) by the Holders thereof, both parties agree as follows for the benefit of the other and for the equal and ratable benefit of the Holders.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

“Affiliate” means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “control” when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, Paying Agent or Exchange Agent.

“Applicable Exchange Measurement Period” means (i) for Securities that are exchanged on or after the 23rd Scheduled Trading Day prior to the Final Maturity Date, the 20 consecutive Trading Day period beginning on the third trading day following the 23rd Scheduled Trading Day prior to the Final Maturity Date, and (ii) in all other cases, the 20 consecutive Trading Day period commencing on the third Trading Day following the Exchange Date.

“Applicable Exchange Rate” means, as of any Trading Day, the Exchange Rate in effect on such date, after giving effect to any adjustment provided under Sections 4.03 and 4.04 hereof.

“Applicable Procedures” means, with respect to any transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary, to the extent applicable to such transfer or exchange.

“Business Day” means, with respect to any Security, each Monday, Tuesday, Wednesday, Thursday and Friday, other than a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act on its behalf hereunder; provided, that in the definition of the term “Change in Control”, Board of Directors means the Board of Directors of the Company.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, but excluding any debt securities convertible into such equity.

“cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Certificated Security” means a Security that is in substantially the form attached as Exhibit A but that does not include the information or the schedule called for by footnote 1 thereof.

“Change in Control” means the occurrence at any time any of any of the following events:

(1) consummation of any transaction or event (whether by means of a liquidation, share exchange, tender offer, consolidation, recapitalization, reclassification, combination, merger of the Issuer or any sale, lease or other transfer of all or substantially all of the consolidated assets of the Company and its consolidated subsidiaries) or a series of related transactions or events pursuant to which the Common Stock is exchanged for, converted into or constitutes solely the right to receive cash, securities or other property more than 10% of which consists of cash, securities or other property that are not, or upon issuance will not be, traded on a national securities exchange;

(2) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than the Company, the Issuer or any majority-owned subsidiary of the Issuer or of the Company, is or becomes the beneficial owner (as such term is defined for purposes of Section 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of the capital stock of the Company then outstanding entitled to vote generally in elections of directors;

(3) during any period of 12 consecutive months after the date of this Indenture persons who at the beginning of such 12-month period constituted the Board of Directors (together with any new persons whose election was approved by a vote of a majority of the persons then still comprising the Board of Directors who were either members of the Board of Directors at the beginning of such period or whose election, designation or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors, then in office;

(4) the Common Stock (or other Capital Stock or securities into which the Securities are then exchangeable) ceases to be listed on a U.S. national securities exchange for 30 consecutive days;

(5) the Company (or any successor thereto permitted pursuant to the terms of this Indenture) ceases to be the general partner of the Issuer or ceases to control the Issuer; or

(6) the shareholders of the Company approve any plan or proposal for the liquidation of the Company or the Issuer.

Notwithstanding the foregoing, even if any of the events specified in the preceding clauses (1) through (6) have occurred, a Change in Control will not be deemed to have occurred and the Issuer shall not be required to deliver a notice incidental thereto if either:

(A) the Closing Sale Price per share of Common Stock for any five Trading Days within (i) the period of 10 consecutive Trading Days ending immediately after the later of the Change in Control or the public announcement of the Change in Control, in the case of a Change in Control relating to an acquisition of Capital Stock, or (ii) the period of 10 consecutive Trading Days ending immediately after the Change in Control, in the case of a Change in Control relating to a merger, consolidation or asset sale, equals or exceeds 105% of the Exchange Price in effect on each of those Trading Days; provided, however, that the exception to the definition of “Change in Control” specified in this clause (A) shall not apply in the context of a Change in Control for purposes of Section 4.01(b)(v) or 4.03; or

(B) at least 90% of the consideration (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in a merger, consolidation or other transaction otherwise constituting a Change in Control consists of shares of common stock, depositary receipts or other certificates representing common equity interests traded on a U.S. national securities exchange or quoted on an established automated over-the-counter trading market in the United States (or will be so traded or quoted immediately following such merger, consolidation or other transaction) and as a result of the merger, consolidation or other transaction the Securities become exchangeable for such  shares of common stock, depositary receipts or other certificates representing common equity interests.

For the purposes of this definition, “person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

“Change in Control Purchase Date” has the meaning provided in Section 3.01(b) hereof.

“Change in Control Purchase Notice” has the meaning provided in Section 3.01(c) hereof.

“Change in Control Purchase Price” of any Security, means 100% of the principal amount of the Security to be purchased plus accrued and unpaid interest, if any, to, but excluding, the Change in Control Purchase Date.

“Closing Sale Price” of the Common Stock or other Capital Stock or similar equity interests or other publicly traded securities on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the principal U.S. securities exchange on which the Common Stock or such other Capital Stock or similar equity interests or other publicly traded securities are listed or, if the Common Stock or such other Capital Stock or similar equity interests or other publicly traded securities are not listed on a U.S. securities exchange, by the National Quotation Bureau Incorporated or another established over-the-counter trading market in the United States. The Closing Sale Price shall be determined without regard to after-hours trading or extended market making. In the absence of the foregoing, the Issuer shall determine the Closing Sale Price on such basis as it considers appropriate.

“Common Stock” means, subject to Section 4.11, the common stock, par value $0.01 per share of the Company, at the date of this Indenture and any shares of any class or classes of Capital Stock of the Company resulting from any reclassification or reclassifications thereof, or, in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving corporation, the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such surviving corporation or its direct or indirect parent corporation, and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on exchange of the Securities shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Company” means General Growth Properties, Inc., a Delaware corporation, until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Company.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by an Officer of the Company and delivered to the Trustee.

“Corporate Trust Office” means the office of the Trustee at which at any particular time the trust created by this Indenture shall be administered, which initially will be the office of LaSalle Bank National Association located at 135 S. LaSalle St., Suite 1560, Chicago, IL 60603, attention: Corporate Debt Trust Services Division – GGP Limited Partnership Notes due 2027.

“Daily Exchange Value” means, for each of the 20 consecutive Trading Days during the Applicable Exchange Measurement Period, one-twentieth (1/20) of the product of (1) the Applicable Exchange Rate and (2) the Daily VWAP of the Common Stock on such day.

“Daily VWAP” for the Common Stock means, for each of the 20 consecutive Trading Days during the Applicable Exchange Measurement Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg (or any successor service) page GGP.N<equity>AQR in respect of the period from 9:30 a.m. to 4:00 p.m. (New York City time) on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day as determined by the Board of Directors in good faith using a volume-weighted method or by a nationally recognized independent investment banking firm retained for this purpose by the Company).

“Default” means, when used with respect to the Securities, any event that is or, after notice or passage of time, or both, would be, an Event of Default.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Price” per share of Common Stock as of any day means the result obtained by dividing (i) $1,000 by (ii) the then Applicable Exchange Rate, rounded to the nearest cent.

“Ex-Dividend Date” means the first date upon which a sale of shares of Common Stock does not automatically transfer the right to receive the relevant distribution from the seller of Common Stock to the buyer.

“Final Maturity Date” means April 15, 2027.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Global Security” means a Security in global form that is in substantially the form attached as Exhibit A and that includes the information and schedule called for in footnote 1 thereof and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

“Holder” means the person in whose name a Security is registered on the Registrar’s books.

“Indenture” means this Indenture, as amended or supplemented from time to time pursuant to the terms hereof.

“Initial Purchasers” means Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated.

“Interest Payment Date” means April 15 and October 15 of each year, commencing October 15, 2007.

“Issue Date” of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

“Issuer Request” or “Issuer Order” means a written request or order signed in the name of the Issuer by an Officer of the Company (in its capacity as general partner of the Issuer) and delivered to the Trustee.

“Market Disruption Event” means the occurrence or existence for more than a one-half hour period in the aggregate on a Scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

“Measurement Period” is the period from and including the 11th Trading Day in a fiscal quarter up to but excluding the 11th Trading Day of the following fiscal quarter.

“NYSE” means the New York Stock Exchange.

“Officer” means any person holding any of the following positions: the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Secretary or any Assistant Secretary.

“Officer’s Certificate”, when used with respect to the Issuer, means a certificate signed by an Officer of the Company in its capacity as general partner of the Issuer and delivered to the Trustee.

“Opinion of Counsel” means a written opinion from legal counsel reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act or any other entity.

“Redemption Date” means, with respect to any Security or portion thereof to be redeemed in accordance with the provisions of Section 11.01 hereof, the date fixed for such redemption in accordance with the provisions of Section 11.01 hereof.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of April 16, 2007, among the Company and the Initial Purchasers, as amended from time to time in accordance with its terms.

“Repurchase Price” of any Security, means 100% of the principal amount of the Security to be purchased plus accrued and unpaid interest, if any, to, but excluding, the Repurchase Date.

“Regular Record Date” means, with respect to each Interest Payment Date, April 1 or October 1 as the case may be, next preceding such Interest Payment Date.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust services division of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person’s knowledge of and familiarity with the particular subject.

“Restricted Global Security” means a Global Security that is a Restricted Security.

“Restricted Security” means a Security required to bear the restrictive legend set forth in the form of Security annexed as Exhibit A.

“Rule 144” means Rule 144 under the Securities Act or any successor to such Rule.

“Rule 144A” means Rule 144A under the Securities Act or any successor to such Rule.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal United States securities exchange or market on which the Common Stock is listed or admitted for trading or, if the Common Stock is not listed or admitted for trading on any exchange or market, a Business Day.

“SEC” means the Securities and Exchange Commission.

“Securities” means the $1,550,000,000 aggregate principal amount of 3.98% Exchangeable Senior Notes due 2027, or any of them (each a “Security”), as amended or supplemented from time to time, that are issued under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Custodian” means the Trustee, as custodian with respect to the Securities in global form, or any successor thereto.

“Subsidiary” means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency within the control of such Person to satisfy) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

“Trading Day” means a day during which (i) trading in securities generally occurs on the NYSE or, if the subject securities are not then listed on the NYSE, on the principal other national or regional securities exchange on which such securities are then listed or, if such securities are not then listed on a national or regional securities exchange, on the principal other market on which the subject securities are then traded, (ii) there is no Market Disruption Event and (iii) a Closing Sale Price for the Common Stock is available for such day.

“Trading Price” means, with respect to the Securities on any date of determination, the average of the secondary market bid quotations per $1,000 principal amount of Securities obtained by the Trustee for a $5,000,000 principal amount of Securities at approximately 3:30 p.m., New York City time, on such determination date from two independent nationally recognized securities dealers selected by the Issuer, which may include the Initial Purchasers; provided that if at least two such bids cannot reasonably be obtained by the Trustee, but one such bid can reasonably be obtained by the Trustee, the one bid shall be used. If the Trustee cannot reasonably obtain at least one bid for a $5,000,000 principal amount of Securities from a nationally recognized securities dealer or, in the reasonable judgment of the Issuer, the bid quotations are not indicative of the secondary market value of the Securities, then the Trading Price per $1,000 principal amount of Securities shall be deemed to be less than 98% of the Closing Sale Price of the Common Stock multiplied by the Applicable Exchange Rate on such determination date.

“Trustee” means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture, and thereafter means the successor.

“Trust Officer” means, with respect to the Trustee, any officer assigned to the Corporate Trust Office, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Vice President,” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

Section 1.02. Other Definitions.

Term	Defined in Section
Additional Shares Change in Control	4.03	(a)
Agent Members	2.01	(b)
Change in Control Event Shares	4.03	(a)
Daily Partial Cash Amount	4.11	(a)(3)
Depositary	2.01	(a)
DTC	2.01	(a)
Event of Default	7.01
Exchange Agent	2.03	(a)
Exchange Date	4.02
Exchange Notice	4.02
Exchange Obligation	4.11	(a)
Exchange Rate	4.05
Expiration Time	4.04	(e)
Issuer Notice	3.01	(b)
Legal Holiday	12.06
Outstanding	2.08	(a)
Partial Cash Amount	4.11	(a)(3)
Paying Agent	2.03	(a)
Primary Registrar	2.03	(a)
QIB	2.01	(a)
Redemption Notice	11.01	(b)
REIT	11.01	(a)
Registrar	2.03	(a)
Reference Dividend	4.04	(d)
Reference Property	4.01
Repurchase Date	3.02	(a)
Repurchase Notice	3.02	(b)
Restrictive Legend	2.12	(a)
Spin-Off	4.04	(c)
TIA	8.06	(a)

Section 1.03. Rules of Construction. Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) words in the singular include the plural, and words in the plural include the singular;

(4) provisions apply to successive events and transactions;

(5) the term “merger” includes a statutory share exchange and the term “merged” has a correlative meaning;

(6) the masculine gender includes the feminine and the neuter;

(7) references to agreements and other instruments include subsequent amendments thereto; and

(8) all “Article”, “Exhibit” and “Section” references are to Articles, Exhibits and Sections, respectively, of or to this Indenture unless otherwise specified herein, and the terms “herein”, “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE 2

THE SECURITIES

Section 2.01. Form and Dating. The Securities and the Trustee’s certificate of authentication shall be substantially in the respective forms set forth in Exhibit A, which Exhibit is incorporated in and made part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange or automated quotation system rule or regulation or usage. The Issuer shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.

(a) Restricted Global Securities. All of the Securities are initially being offered and sold through the Initial Purchasers to qualified institutional buyers as defined in Rule 144A (collectively, “QIBs” or individually, each a “QIB”) in reliance on Rule 144A under the Securities Act and shall be issued initially in the form of one or more Restricted Global Securities, which shall be deposited on behalf of the purchasers of the securities represented thereby with the Securities Custodian, as custodian for the depositary, The Depository Trust Company (“DTC”, and such depositary, or any successor thereto, being hereinafter referred to as the “Depositary”), and registered in the name of its nominee, Cede & Co. (or any successor thereto), for the accounts of participants in the Depositary, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Restricted Global Securities may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian as hereinafter provided, subject in each case to compliance with the Applicable Procedures.

(b) Global Securities In General. The Securities issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Security legend thereon and the “Schedule of Exchanges of Securities” attached thereto). The Securities issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Security legend thereon and without the “Schedule of Exchanges of Securities” attached thereto). Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect replacements, exchanges, purchases or redemptions of such Securities. Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 and shall be made on the records of the Trustee and the Depositary.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under the Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (1) prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (2) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(c) Book Entry Provisions. The Issuer shall execute and the Trustee shall, in accordance with this Section 2.01(c), authenticate and deliver initially one or more Global Securities that (1) shall be registered in the name of the Depositary or its nominee, (2) shall be held by the Trustee, as Securities Custodian for the Depositary or pursuant to the Depositary’s instructions and (3) shall bear legends substantially to the following effect:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.”

Section 2.02. Execution and Authentication.

(a) The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $1,750,000,000 aggregate principal amount; provided, that the Issuer may, without the consent of the Holders, reopen the Securities and issue additional Securities under this Indenture with the same terms and with the same CUSIP number as the Securities issued under this Indenture on the initial Issue Date in an unlimited aggregate principal amount; provided that no such additional Securities may be issued unless fungible with the Securities issued under this Indenture on the initial Issue Date for U.S. Federal income tax purposes. Any additional Securities would rank equally and ratably in right of payment with the Securities issued under this Indenture on the initial Issue Date and would be treated as a single series of debt securities for all purposes under this Indenture.

(b) An Officer of the Company in its capacity as general partner of the Issuer shall sign the Securities for the Issuer by manual or facsimile signature. Typographic and other minor errors or defects in any such facsimile signature shall not affect the validity or enforceability of any Security that has been authenticated and delivered by the Trustee.

(c) If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

(d) A Security shall not be valid until an authorized signatory of the Trustee by manual signature signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Security to the Trustee for cancellation as provided in Section 2.11, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered thereunder and shall never be entitled to the benefits of this Indenture.

(e) The Trustee shall authenticate and make available for delivery Securities for issue upon receipt of an Issuer Order. The Issuer Order shall specify the amount of Securities to be authenticated, shall provide that all such Securities will be represented by a Restricted Global Security and the date on which each original issue of Securities is to be authenticated.

(f) The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Issuer or an Affiliate of the Issuer.

Section 2.03. Registrar, Paying Agent and Exchange Agent.

(a) The Issuer shall maintain one or more offices or agencies where Securities may be presented for registration of transfer or for exchange (each, a “Registrar”), one or more offices or agencies where Securities may be presented for payment (each, a “Paying Agent”), one or more offices or agencies where Securities may be presented for exchange (each, an “Exchange Agent”) and one or more offices or agencies where notices and demands to or upon the Issuer in respect of the Securities and this Indenture may be served. The Issuer will at all times maintain a Paying Agent, Exchange Agent, Registrar and an office or agency where notices and demands to or upon the Issuer in respect of the Securities and this Indenture may be served in the United States. One of the Registrars (the “Primary Registrar”) shall keep a register of the Securities and of their transfer and exchange.

(b) The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, provided that the Agent may be an Affiliate of the Trustee. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Issuer fails to maintain a Registrar, Paying Agent, Exchange Agent, or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such. The Issuer or any Affiliate of the Issuer may act as Paying Agent (except for the purposes of Section 5.01 and Article 9).

(c) The Issuer hereby initially designates the Trustee as Paying Agent, Registrar, Securities Custodian and Exchange Agent, and initially designates the Corporate Trust Office of the Trustee as an office or agency where notices and demands to or upon the Issuer in respect of the Securities and this Indenture shall be served.

Section 2.04. Intentionally Omitted.

Section 2.05. Lists of Holders of Securities. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of Securities.

Section 2.06. Transfer and Exchange.

(a) Subject to compliance with any applicable additional requirements contained in Section 2.12, when a Security is presented to a Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form and, if applicable, a transfer certificate each in the form included in Exhibit A, and completed in a manner satisfactory to the Registrar and duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.03, the Issuer shall execute and the Trustee shall authenticate Securities of a like aggregate principal amount at the Registrar’s request. Any exchange or transfer shall be without charge, except that the Issuer or the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto; provided that this sentence shall not apply to any exchange pursuant to Section 2.10, 2.12(a), 3.04 or 4.04.

(b) In the event of any redemption in whole or any redemption in part, the Issuer shall not be required to: (1) issue or register the transfer or exchange of any Security for another Security during a period beginning at the opening of business 15 days before any selection of Securities for redemption and ending at the close of business on the date of selection, or (ii) register the transfer or exchange of any Security so selected for redemption, in whole or in part, for another Security except the unredeemed portion of any Security being redeemed in part.

(c) All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Issuer, evidencing the same debt and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

(d) Any Registrar appointed pursuant to Section 2.03 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

(e) Each Holder of a Security agrees to indemnify the Issuer and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Security in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

(f) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07. Replacement Securities.

(a) If any mutilated Security is surrendered to the Issuer, a Registrar or the Trustee, and the Issuer, a Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Issuer, the applicable Registrar and the Trustee such security or indemnity as will be required by them to save each of them harmless, then, in the absence of notice to the Issuer, such Registrar or the Trustee that such Security has been acquired by a bona fide purchaser, the Issuer shall execute, and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

(b) If any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Issuer pursuant to Article 3, or exchanged pursuant to Article 4, the Issuer in its discretion may, instead of issuing a new Security, pay, purchase or exchange such Security, as the case may be.

(c) Upon the issuance of any new Securities under this Section 2.07, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto as a result of any Securities, at the request of any Holder, being issued to a Person other than such Holder and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.

(d) Every new Security issued pursuant to this Section 2.07 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

(e) The provisions of this Section 2.07 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.08. Outstanding Securities.

(a) Securities outstanding (“Outstanding”) at any time are all Securities authenticated by the Trustee, except for those canceled by it, those purchased pursuant to Article 3, those exchanged pursuant to Article 4, those redeemed by the Issuer pursuant to Article 11, those delivered to the Trustee for cancellation or surrendered for transfer or exchange and those described in this Section 2.08 as not outstanding.

(b) If a Security is replaced pursuant to Section 2.07, it ceases to be Outstanding unless the Issuer receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

(c) If a Paying Agent (other than the Issuer or an Affiliate of the Issuer) holds in respect of the outstanding Securities on a Change in Control Purchase Date, Redemption Date or the Final Maturity Date money sufficient to pay the principal of, accrued interest, if any, on Securities (or portions thereof) payable on that date, then on and after such Change in Control Purchase Date, Redemption Date or Final Maturity Date, as the case may be, such Securities (or portions thereof, as the case may be) shall cease to be outstanding and interest on them shall cease to accrue.

(d) Subject to the restrictions contained in Section 2.09, a Security does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Security.

Section 2.09. Treasury Securities. In determining whether the Holders of the required principal amount of Securities have concurred in any notice, direction, waiver or consent, securities owned by the Issuer or any other obligor on the Securities or by any Affiliate of the Issuer or of such other obligor shall be disregarded, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Securities which a Trust Officer of the Trustee with responsibility for this Indenture actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Securities and that the pledgee is not the Issuer or any other obligor on the Securities or any Affiliate of the Issuer or of such other obligor.

Section 2.10. Temporary Securities. Until definitive Securities are ready for delivery, the Issuer may prepare and execute, and, upon receipt of an Issuer Order, the Trustee shall authenticate and deliver, temporary Securities. Temporary Securities shall be substantially in the form of definitive securities but may have variations that the Issuer with the consent of the Trustee considers appropriate for temporary Securities. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate and deliver definitive Securities in exchange for temporary Securities.

After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities to a Registrar, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Securities, of any authorized denominations and of like tenor. Until so exchanged, Holders of temporary Securities shall be entitled to all of the benefits of this Indenture.

Section 2.11. Cancellation. The Issuer at any time may deliver Securities to the Trustee for cancellation. The Registrar, the Paying Agent and the Exchange Agent shall forward to the Trustee or its agent any Securities surrendered to them for transfer, exchange, purchase or payment. The Trustee and no one else shall cancel, in accordance with its standard procedures, all Securities surrendered for transfer, exchange, purchase, payment or cancellation and shall dispose of the canceled Securities in accordance with its customary procedures or deliver the canceled Securities to the Issuer. All Securities which are purchased, redeemed or otherwise acquired by the Issuer or any of its Subsidiaries prior to the Final Maturity Date pursuant to Article 3 shall be delivered to the Trustee for cancellation, and the Issuer may not hold or resell such Securities or issue any new Securities to replace any such Securities or any Securities that any Holder has exchanged pursuant to Article 4.

Section 2.12. Legend; Additional Transfer and Exchange Requirements.

(a) If Securities are issued upon the transfer, exchange or replacement of Securities such Securities shall bear the legends set forth on the forms of Securities attached as Exhibit A relating to restrictions on transfer of the Securities (collectively, the “Restrictive Legend”).

(b) A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that the foregoing shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Notwithstanding any other provisions of this Indenture or the Securities, transfers of a Global Security, in whole or in part, shall be made only in accordance with this Section 2.12.

(c) Subject to Section 2.12(b), every Security shall be subject to the restrictions on transfer provided in the Restrictive Legend. Whenever any Restricted Security other than a Restricted Global Security is presented or surrendered for registration of transfer or in exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit A, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.

As used in Sections 2.12(c), the term “transfer” encompasses any sale, pledge, transfer, hypothecation or other disposition of any Security.

(d) The provisions below shall apply only to Global Securities:

(1) Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for purposes of this Indenture.

(2) Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered, and no transfer of a Global Security in whole or in part shall be registered in the name of any Person other than the Depositary or one or more nominees thereof; provided that a Global Security may be exchanged for securities registered in the names of any person designated by the Depositary in the event that (A) the Depositary has notified the Issuer that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and a successor Depositary is not appointed by the Issuer within 90 days after receiving such notice or becoming aware that the Depositary has ceased to be a “clearing agency,” or (B) an Event of Default has occurred and is continuing with respect to the Securities. Any Global Security exchanged pursuant to subclause (A) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to subclause (B) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided further that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

(3) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

(4) Subject to clause (6) of this Section 2.12(d), the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(5) In the event of the occurrence of any of the events specified in clause (2) of this Section 2.12(d), the Issuer will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, in the event that any such Security so issued is registered in the name of a Person other than the Depositary.

(6) Neither Agent Members nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Security.

(7) At such time as all interests in a Global Security have been converted, canceled or exchanged for Securities in certificated form, such Global Security shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Securities Custodian, subject to Section 2.11 of this Indenture. At any time prior to such cancellation, if any interest in a Global Security is converted, canceled or exchanged for Securities in certificated form, the principal amount of such Global Security shall, in accordance with the standing procedures and instructions existing between the Depositary and the Securities Custodian, be appropriately reduced, and an endorsement shall be made on such Global Security, by the Trustee or the Securities Custodian, at the direction of the Trustee, to reflect such reduction.

(e) Until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision thereto), any stock certificate representing Common Stock issued upon exchange of any Security shall bear the restrictive legend required to be included with a Restricted Security, unless such Common Stock have been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or transferred in compliance with Rule 144 (or any successor provision thereto), or unless otherwise agreed by the Issuer in writing with written notice thereof to the transfer agent.

Any such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the restrictive legend set forth therein have been satisfied may, upon surrender of the certificates representing such Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like number of Common Stock, which shall not bear the restrictive legend required by this section.

Section 2.13. CUSIP Numbers. The Issuer in issuing the Securities may use one or more “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a purchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such purchase shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee of any change in the “CUSIP” numbers.

ARTICLE 3

REPURCHASE

Section 3.01. Repurchase at Option of Holders upon a Change in Control.

(a) If a Change in Control occurs at any time prior to April 15, 2012, a Holder of Securities shall have the right, at its option, to require the Issuer to repurchase such Holder’s Securities not previously called for redemption, in whole or in part (in principal amounts of $1,000 or an integral multiple thereof) for cash equal to the Change in Control Purchase Price, subject to satisfaction by or on behalf of the Holder of the requirements set forth below. If a Change in Control occurs on or after April 15, 2012, no Holder will have the right to require the Issuer to purchase any Securities, except as provided in Section 3.02 hereof.

(b) Within 15 days after the occurrence of a Change in Control, the Issuer shall provide written notification to the Holders of the Change in Control and of the repurchase right arising as a result of the Change in Control (the “Issuer Notice”). The Issuer Notice shall also be delivered to the Trustee. The notice shall include a form of Change in Control Purchase Notice to be completed by the Holder containing the information contemplated by Section 3.01(c) and shall state:

(1) the date of such Change in Control and the clause in the definition of “Change in Control” herein under which such Change in Control falls;

(2) the date by which the Change in Control Purchase Notice must be delivered to the Paying Agent;

(3) the date on which the Issuer will repurchase Securities in connection with a Change in Control, which must be not less than 20 days nor more than 30 days after the date of the Issuer Notice (such date, the “Change in Control Purchase Date”);

(4) the Change in Control Purchase Price;

(5) the name and address of the Trustee, the Paying Agent and the Exchange Agent;

(6) that Securities in respect of which a Change in Control Purchase Notice is provided by a Holder shall not be exchangeable;

(7) that Securities must be surrendered to the Paying Agent (which surrender may, if applicable, be effected through the facilities of the Depository) to collect payment of the Change in Control Purchase Price;

(8) that the Change in Control Purchase Price for any Security as to which a Change in Control Purchase Notice has been duly given will be paid within five Business Days after the later of the Change in Control Purchase Date or the time at which such Securities are surrendered for repurchase;

(9) that, unless the Issuer defaults in making payment of the Change in Control Purchase Price, such Securities shall cease to be Outstanding and interest on such Securities shall cease to accrue and all rights of the Holders of such Securities shall terminate on and after the Change in Control Purchase Date; and

(10) the CUSIP number of the Securities.

The Issuer shall also disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News announcing the occurrence of such Change in Control and publish on the Company’s website, or through such other public medium as the Issuer shall deem appropriate at such time.

(c) A Holder may exercise its rights specified in this Section 3.01 upon delivery of a written notice of such Holder’s exercise of its repurchase right (a “Change in Control Purchase Notice”) to the Trustee (or any Paying Agent) at any time prior to the close of business on the second Business Day prior to the Change in Control Purchase Date, stating:

(1) if such Securities are in certificated form, the certificate number(s) of the Securities which the Holder will deliver to be repurchased;

(2) the portion of the principal amount of the Securities to be repurchased, in multiples of $1,000, provided that the remaining principal amount of Securities is in an authorized denomination; and

(3) that such Security shall be repurchased pursuant to the applicable provisions hereof and of the Securities.

The Trustee (or any Paying Agent) shall promptly notify the Issuer in writing of the receipt by it of any Change in Control Purchase Notice.

Book-entry transfer of Securities in book-entry form in compliance with the Applicable Procedures or delivery of Securities in certificated form (together with all necessary endorsements) to the Paying Agent at the offices of the Paying Agent and delivery of such Security shall be conditions to the receipt by the Holder of the Change in Control Purchase Price therefor. Holders electing to require the Issuer to repurchase Securities must effect such transfer or delivery to the Paying Agent prior to the Change in Control Purchase Date to receive payment of the Change in Control Purchase Price.

(d) A Change in Control Purchase Notice is irrevocable and may not be withdrawn.

(e) On or before 11:59 a.m. (New York City time) on the Change in Control Purchase Date, the Issuer shall deposit with the Paying Agent money sufficient to pay the aggregate Change in Control Purchase Price of the Securities to be purchased pursuant to this Section 3.01. If the Paying Agent holds, in accordance with the terms of the Indenture, money sufficient to pay the Change in Control Purchase Price of such Securities on the Change in Control Purchase Date or the Business Day following the Change in Control Repurchase Date, then, on and after such date, such Securities shall cease to be Outstanding and interest on such Securities shall cease to accrue and all rights of the Holders of such Securities shall terminate (other than the right to receive the Change in Control Purchase Price after delivery or transfer of the Securities). Such will be the case whether or not book entry transfer of the Securities in book entry form is made and whether or not Securities in certificated form, together with the necessary endorsements, are delivered to the Paying Agent.

(f) Notwithstanding the foregoing, no Securities may be repurchased by the Issuer in accordance with the provisions of this Section 3.01 if there has occurred and is continuing an Event of Default with respect to the Securities and the principal amount of the Securities has been accelerated and such acceleration has not been rescinded on or prior to such dates.

(g) The Paying Agent will promptly return to the respective Holders thereof any Securities with respect to which a Change in Control Purchase Notice has been withdrawn in compliance with this Indenture.

Section 3.02. Repurchase of Securities at the Option of Holders.

(a) A Holder of Securities has the right, at such Holder’s option, to require the Issuer to repurchase such Holder’s Securities, in whole or in part (in principal amounts of $1,000 or an integral multiple thereof) for cash equal to the Repurchase Price on April 15, 2012, April 15, 2017 and April 15, 2022 (each, a “Repurchase Date”).

(b) A Holder shall provide written notification to Paying Agent of its intent to require the Issuer to purchase such Holder’s Securities no earlier than the opening of business 60 Business Days prior to the relevant Repurchase Date and no later than the close of business on the fifth Business Day prior to the relevant Repurchase Date (the “Repurchase Notice”) stating:

(1) if such Securities are in certificated form, the certificate number(s) of the Securities which the Holder will deliver to be repurchased (if such Securities are not certificated, the Repurchase Notice must comply with Applicable Procedures);

(2) the portion of the principal amount of the Securities to be repurchased, in integral multiples of $1,000, provided that the remaining principal amount of Securities is in an authorized denomination; and

(3) that such Security shall be repurchased pursuant to the applicable provisions hereof and of the Securities.

The Issuer shall also disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing the information included on the Repurchase Notice or publish such information or on the Company’s website, or through such other public medium as the Issuer shall deem appropriate at such time.

(c) A Repurchase Notice may be withdrawn in whole by a Holder by means of a written notice of withdrawal delivered to the office of the Paying Agent prior to 5:00 p.m., New York City time, on the second Business Day prior to the Repurchase Date specifying:

(1) the principal amount of Securities being withdrawn, in integral multiples of $1,000,

(2) if such Securities are in certificated form, the certificate number(s) of the Securities being withdrawn; and

(3) the principal amount of Securities, if any, that remains subject to Repurchase Notice, which must be an integral multiple of $1,000.

If the Securities subject to the notice of withdrawal are in book-entry form, the above notices must also comply with the Applicable Procedures.

(d) A Holder must either effect book-entry transfer or deliver the Securities, together with necessary endorsements, to the office of the Paying Agent after delivery of the Repurchase Notice to receive payment of the Repurchase Price.

(e) On or before 11:59 a.m. (New York City time) on the Repurchase Date, the Issuer shall deposit with the Paying Agent money sufficient to pay the aggregate Repurchase Price of the Securities to be purchased pursuant to this Section 3.02. If the Paying Agent holds, in accordance with the terms of the Indenture, money sufficient to pay the Repurchase Price of such Securities on the Repurchase Date or the Business Day following the Repurchase Date, then, on and after such date, such Securities shall cease to be Outstanding and interest on such Securities shall cease to accrue and all rights of the Holders of such Securities shall terminate (other than the right to receive the Repurchase Price after delivery or transfer of the Securities). Such will be the case whether or not book entry transfer of the Securities in book entry form is made and whether or not Securities in certificated form, together with the necessary endorsements, are delivered to the Paying Agent.

Section 3.03. Repayment to the Issuer. To the extent that the aggregate amount of cash deposited by the Issuer pursuant to Section 3.01 or 3.02 exceeds the aggregate Change in Control Purchase Price or the Repurchase Price of the Securities or portions thereof that the Issuer is obligated to purchase, then promptly after the Change in Control Purchase Date or the Repurchase Date, as applicable, the Trustee or a Paying Agent, as the case may be, shall return any such excess cash to the Issuer.

Section 3.04. Securities Purchased in Part. Any Security that is to be purchased only in part shall be surrendered at the office of a Paying Agent, and promptly after the Change in Control Purchase Date or the Repurchase Date, as applicable, the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder (which must be equal to $1,000 principal amount or any integral thereof), in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

Section 3.05. Repurchase of Securities by Third Parties. The Issuer may arrange for a third party to purchase any Securities for which the Issuer has received a valid Repurchase Notice that is not withdrawn, in the manner and otherwise in compliance with the requirements set forth herein. If a third party purchases any Securities under these circumstances, then interest will continue to accrue on those Securities and those Securities will continue to be Outstanding after the Repurchase Date. The third party subsequently may resell those purchased Securities to other Holders, and those Securities will be fungible with all other Securities then Outstanding.

Section 3.06. Purchase of Securities in Open Market. The Issuer may from time to time repurchase the Securities in open market purchases or negotiated transactions at varying prices without prior notice to Holders. Any Security that the Issuer purchases or a third party purchases may, to the extent permitted by applicable law and subject to restrictions contained in the purchase agreement with the Initial Purchasers, be reissued or resold or may, at the Issuer’s or such third party’s option, be surrendered to the Trustee for cancellation. Any Securities surrendered for cancellation may not be reissued or resold and will be canceled promptly in accordance with Section 2.11.

ARTICLE 4

EXCHANGE

Section 4.01. Right to Exchange. Subject to the restrictions on ownership of Common Stock as set forth in Section 4.12 hereof and the conditions set forth in this Article 4, a Holder of any Securities not previously redeemed or repurchased shall have the right, at such Holder’s option, to exchange each $1,000 principal amount of Securities, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Issuer’s option, by surrender of such Securities so to be exchanged in whole or in part, together with any required funds, under the circumstances and in the manner described in this Article 4, (a) at any time on or after January 15, 2027 and prior to the close of business on the second Business Day immediately prior to the Final Maturity Date; and (b) upon occurrence of any of the following events:

(i) Exchange Upon Satisfaction of Market Price Condition. During any Measurement Period (and only during such period) prior to the second Business Day prior to the Final Maturity Date, if the Closing Sale Price of the Common Stock for at least 20 Trading Days in the period of 30 consecutive Trading Days beginning on the first day of such Measurement Period is more than 130% of the Exchange Price per share of Common Stock in effect on the first day of such Measurement Period.

The Issuer, or the Trustee at the request of the Issuer, (or other Exchange Agent appointed by the Issuer) shall, on behalf of the Issuer, determine on a daily basis during the time period specified in this Section 4.01(b)(i) whether the Securities shall be exchangeable as a result of the occurrence of an event specified in this clause (i) and, if the Securities shall be so exchangeable, the Trustee (or other Exchange Agent appointed by the Issuer) shall promptly deliver to the Issuer and the Trustee (if the Trustee is not the Exchange Agent) written notice thereof.

(ii) Exchange Upon Satisfaction of Trading Price Condition. During the five consecutive Trading Day period following any 20 consecutive Trading Days in which the average of the Trading Prices per $1,000 principal amount of Securities during such 20 consecutive Trading Day period was less than 98% of the average of the Closing Sale Prices of the Common Stock for such period, multiplied by the average of the Applicable Exchange Rates for each Trading Day in effect during such 20 consecutive Trading Day period.

The Trustee shall have no obligation to determine the Trading Price of the Securities unless the Issuer shall have requested such determination, and the Issuer shall have no obligation to make such request unless a Holder provides the Issuer with reasonable evidence that the Trading Price per $1,000 principal amount of Securities would be less than 98% of the Closing Sale Price per share of Common Stock multiplied by the Applicable Exchange Rate, whereupon the Issuer shall instruct the Trustee to determine the Trading Price of the Securities beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Securities is greater than or equal to 98% of the Closing Sale Price per share of Common Stock multiplied by the Applicable Exchange Rate. If the Issuer does not request a determination from the Trustee when so required by the Holders, the Trading Price of the Securities shall be deemed to be less than 98% of the Closing Sale Price per share of Common Stock multiplied by the Applicable Exchange Rate on each day that the Issuer fails to do so.

(iii) Exchange Upon Notice of Redemption. Such Securities have been called for redemption, in which event a Holder may surrender for exchange any of the Securities called for redemption at any time prior to the close of business on the second Business Day immediately prior to Redemption Date even if the Securities are not otherwise exchangeable at such time.

(iv) Exchange Upon Delisting of the Common Stock. At any time beginning on the first Business Day after the Common Stock shall have ceased to be listed on a U.S. national or regional securities exchange for a period of 30 consecutive Trading Days.

(v) Exchange Upon Specified Transactions. The Company elects to:

(1) distribute to all holders of Common Stock rights, warrants or options entitling them to purchase, for a period of up to 45 days after the issuance thereof, shares of Common Stock at a price per share that is less than the Closing Sale Price of per share of Common Stock on the Trading Day immediately preceding the declaration date of such distribution; or

(2) distribute to all holders of Common Stock the Issuer’s assets, debt securities or rights to purchase securities of the Issuer, which distribution has a per share value exceeding 15% of the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the declaration date of such distribution, in which event, the Issuer must notify the Holders at least 20 calendar days prior to the Ex-Dividend date for such distribution, giving Holders the right to surrender their Securities for exchange at any time until the earlier of the close of business on the Business Day immediately preceding the Ex-Dividend Date or an announcement by the Issuer that such distribution will not take place; provided, however, that a Holder may not exercise the right to exchange if the Holder may participate, on an as-exchanged basis, in the distribution without exchange of the Securities.

In addition, if the Company is a party to a consolidation, merger or binding share exchange pursuant to which Common Stock would be converted into cash, securities or other property (the “Reference Property”), a Holder may surrender Securities for exchange at any time from and after the date that is 15 Business Days prior to the anticipated effective date of the transaction until five Business Days after the actual date of such transaction. The Issuer shall notify Holders as promptly as practicable following the date the Issuer publicly announces such transaction (but in no event less than 15 days prior to the anticipated effective date of the transaction). If the Issuer is a party to a consolidation, merger or binding share exchange pursuant to which Common Stock would be exchanged into Reference Property, then at the effective time of the transaction, the Holder’s right to exchange the Securities for Common Stock shall be changed into a right to exchange the Securities into the kind and amount of Reference Property that the Holder would have received if the Holder had exchanged its Securities immediately prior to the effective time of the transaction.

If a Holder exchanges its Securities pursuant to this Section 4.01(b)(v) and, if such Holder shall be entitled to an adjustment for additional Common Stock as provided by Section 4.03 hereof, the exchange of the Securities shall settle after the effective time of the transaction. If a Holder exchanges its Securities at any time following the effective time of the transaction, the amount will be paid based on the kind and amount of Reference Property.

A Security in respect of which a Holder has delivered a Change in Control Purchase Notice or a Repurchase Notice, as the case may be, exercising such Holder’s right to require the Issuer to repurchase such Security pursuant to Section 3.01 or Section 3.02 hereof may be exchanged only if such Change in Control Purchase Notice or a Repurchase Notice, as the case may be, is withdrawn in accordance with the Section 3.01(d) or 3.02(c) prior to 5:00 p.m., New York City time, on the second Business Day immediately prior to the Change in Control Purchase Date or the Repurchase Date, as applicable.

A Holder of Securities is not entitled to any rights of a Holder of Common Stock until such Holder has exchanged its Securities and received upon exchange thereof Common Stock.

Section 4.02. Exercise of Exchange Right; No Adjustment for Interest or Dividends. In order to exercise the exchange right with respect to any Security in certificated form, the Issuer must receive at the office or agency of the Issuer maintained for that purpose in the City of New York or, at the option of such Holder, the Corporate Trust Office, such Security with the original or facsimile of the form entitled “Exchange Notice” on the reverse thereof (the “Exchange Notice”), duly completed and signed manually or by facsimile, together with such Securities duly endorsed for transfer, accompanied by the funds, if any, required by this Section 4.02. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for Common Stock that shall be issuable on such exchange shall be issued, and shall be accompanied by transfer or similar taxes, if required pursuant to Section 4.07.

To exchange the Securities, a Holder must (a) complete and manually sign the Exchange Notice on the reverse of the Security (or complete and manually sign a facsimile of such notice) and deliver such notice to the Exchange Agent at the office maintained by the Exchange Agent for such purpose, (b) with respect to Securities that are in certificated form, surrender the Securities to the Exchange Agent, (c) furnish appropriate endorsements and transfer documents if required by the Exchange Agent and (d) pay any transfer or similar tax, if required. The date on which the Holder satisfies all such requirements shall be deemed to be the date on which the applicable Securities shall have been tendered for exchange (the “Exchange Date”)

Whether the Securities to be exchanged are held in book-entry or certificated form, the Exchange Notice will require the Holder to certify that it or the Person on whose behalf the Securities are being exchanged is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act.

Upon surrender of a Security for exchange by a Holder, such Holder shall deliver to the Issuer cash equal to the amount that the Issuer is required to deduct and withhold under applicable law in connection with the exchange; provided, however, if the Holder does not deliver such cash, the Issuer may deduct and withhold from the amount of consideration otherwise deliverable to such Holder the amount required to be deducted and withheld under applicable law (and not otherwise delivered by the Holder in cash).

If the Issuer is required to deliver Common Stock upon settlement in accordance with Sections 4.03 and 4.11, if applicable, not later than the third Trading Day following the end of the Applicable Exchange Measurement Period, after satisfaction of the requirements for exchange set forth above, subject to compliance with any restrictions on transfer if shares of Common Stock issuable on exchange are to be issued in a name other than that of the Holder (as if such transfer were a transfer of the Security or Securities (or portion thereof) so exchanged), and in accordance with the time periods set forth in this Article 4, the Issuer shall deliver to such Holder at the office or agency maintained by the Issuer for such purpose pursuant to Section 2.03 hereof, (i) a certificate or certificates for the number of full shares of Common Stock issuable upon the exchange of such Security or portion thereof as determined by the Issuer in accordance with the provisions of Sections 4.03 and 4.11 and (ii) a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such exchange, calculated by the Issuer as provided in Section 4.06. The cash, and, if applicable, a certificate or certificates for the number of full shares of Common Stock into which the Securities are exchanged (and cash in lieu of fractional shares) will be delivered to an exchanging holder after satisfaction of the requirements for exchange set forth above, in accordance with this Section 4.02 and Sections 4.03 (if applicable) and 4.11.

The Person in whose name any certificate or certificates for Common Stock shall be issuable upon such exchange shall be deemed to have become on said date the holder of record of the shares represented thereby, to the extent permitted by applicable law; provided that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the Person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such exchange shall be at the Exchange Rate in effect on the Exchange Date.

Any Security or portion thereof surrendered for exchange during the period from 5:00 p.m., New York City time, on the record date for any interest payment date to 5:00 p.m., New York City time, on the applicable Interest Payment Date shall be accompanied by payment, in immediately available funds or other funds acceptable to the Issuer, of an amount equal to the interest otherwise payable on such Interest Payment Date on the principal amount being exchanged; provided that no such payment need be made (1) if a Holder exchanges its Securities in connection with a redemption and the Issuer has specified a Redemption Date that is after a record date and on or prior to the Business Day immediately succeeding the next Interest Payment Date, or (2) if a Holder exchanges its Securities in connection with a Change in Control and the Issuer has specified a Change in Control Purchase Date that is after a record date and on or prior to the corresponding Interest Payment Date. Except as otherwise provided above in this paragraph, no payment or other adjustment shall be made for interest accrued on any Security exchanged or for dividends on any shares issued upon the exchange of such Security as provided in this Section 4.02.

Upon the exchange of an interest in a Global Security, the Trustee (or other Exchange Agent appointed by the Issuer), or the Custodian at the direction of the Trustee (or other Exchange Agent appointed by the Issuer), shall make a notation on such Global Security as to the reduction in the principal amount represented thereby. The Issuer shall notify the Trustee in writing of any exchanges of Securities effected through any Exchange Agent other than the Trustee.

Upon the exchange of a Security, a Holder will not receive any cash payment of interest (unless such exchange occurs between a Regular Record Date and the Interest Payment Date to which it relates as described above) and the Issuer will not adjust the Exchange Rate to account for accrued and unpaid interest. The Issuer’s delivery to the Holder of cash or shares of Common Stock will be deemed to satisfy the Issuer’s obligation with respect to such Security. Accordingly, the accrued but unpaid interest attributable to the period from the Issue Date of the Security to the Exchange Date, with respect to the exchanged Security, shall not be deemed canceled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of cash and, if applicable, Common Stock (together with the cash payment, if any in lieu of fractional shares) in exchange for the Security being exchanged pursuant to the provisions hereof.

In case any Security of a denomination greater than $1,000 shall be surrendered for partial exchange, and subject to Section 2.02 hereof, the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder of the Security so surrendered, without charge to the Holder, a new Security or Securities in authorized denominations in an aggregate principal amount equal to the unexchanged portion of the surrendered Security.

Section 4.03. Exchange Rate Adjustment After Certain Change in Control.

(a) Subject to the provisions hereof, if a Holder elects to exchange its Securities following the consummation of any transaction described in clause (1) of the definition of Change in Control on or prior to April 15, 2012 (the “Additional Shares Change in Control”) and a Holder elects to exchange Securities in connection with such transaction pursuant to Section 4.01(b)(v), the Issuer will increase the Applicable Exchange Rate for the Securities surrendered for exchange by a number of additional shares of Common Stock described below (the “Change in Control Event Shares”). An exchange of Securities will be deemed for these purposes to be “in connection with” such Additional Shares Change in Control if the notice of exchange of the Securities is received by the Exchange Agent on or after the date which is 15 days prior to the anticipated effective date of the Additional Shares Change in Control and, on or prior to the fifth Business Day following the effective date of the Additional Shares Change in Control (or if earlier and to the extent applicable, the close of business on the second Trading Day immediately preceding the day on which the Issuer is required to repurchase Securities pursuant to 3.01 hereof).

(b) The number of Change in Control Event Shares shall be determined by reference to the table in paragraph (e) below and shall be based on the date on which the Additional Shares Change in Control becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid per share of Common Stock in such transaction. If the holders of Common Stock receive only cash in the relevant Change in Control transaction, the Stock Price will equal the cash amount paid per share of Common Stock. In all other cases, the Stock Price will equal the average of the Closing Sale Prices of the Common Stock on the ten consecutive Trading Days up to but excluding the Effective Date.

(c) Notwithstanding anything herein to the contrary, in no event shall the total number of shares of Common Stock issuable upon exchange exceed 14.6526 per $1,000 principal amount of Securities, subject to adjustment in the same manner as the Exchange Rate as set forth in Section 4.04 hereof.

(d) The Stock Prices set forth in the first row of the table below shall be adjusted as of any date on which the Exchange Rate of the Securities is adjusted pursuant to Section 4.04. The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, (i) the numerator of which is the Exchange Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and (ii) the denominator of which is the Exchange Rate as so adjusted. In addition, the number of additional shares of Common Stock will be subject to adjustment in the same manner as the Exchange Rate set forth under Section 4.04 hereof.

(e) Subject to paragraph (c) of this Section 4.03, the following table sets forth the Stock Price and number of Change in Control Event Shares issuable per $1,000 principal amount of Securities:

Additional Shares Issued For Make-Whole per Bond (Par of $1,000)
Effective	Stock Price
Date	$65.72	$75.00	$85.00	$95.00	$105.00	$115.00	$125.00	$135.00	$145.00	$155.00	$165.00
April 16, 2007	3.9449	2.8404	2.0665	1.5603	1.2210	0.9877	0.8231	0.7040	0.6155	0.5481	0.4954
April 15, 2008	3.9449	2.7353	1.9246	1.4050	1.0657	0.8394	0.6849	0.5767	0.4988	0.4411	0.3972
April 15, 2009	3.9449	2.5964	1.7397	1.2060	0.8710	0.6579	0.5198	0.4280	0.3651	0.3206	0.2879
April 15, 2010	3.9449	2.4201	1.4977	0.9476	0.6250	0.4366	0.3258	0.2593	0.2178	0.1908	0.1720
April 15, 2011	3.9449	2.1912	1.1463	0.5738	0.2893	0.1591	0.1028	0.0784	0.0670	0.0607	0.0563
April 15, 2012	3.9449	2.0622	0.4935	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Stock Price and Effective Dates may not be set forth in the table, in which case:

(1) if the Stock Price is between two Stock Price amounts in the table or the Effective Date is between two Effective Dates in the table, the number of Change in Control Event Shares will be determined by a straight-line interpolation between the number of Change in Control Event Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year;

(2) if the Stock Price is in excess of $165.00 per share of Common Stock, subject to adjustment (the “Make Whole Cap”), no Change in Control Event Shares will be issued upon exchange; and

(3) if the Stock Price is less than $65.72 per share of Common Stock, subject to adjustment (the “Make Whole Floor”), no Change in Control Event Shares will be issued upon exchange.

The Make Whole Cap and Make Whole Floor shall be adjusted as of any date on which the Exchange Rate of the Securities is adjusted pursuant to Section 4.04 hereof

Section 4.04. Adjustment of Exchange Rate. The Exchange Rate shall be adjusted from time to time by the Issuer as follows:

(a) If the Company issues shares of Common Stock as a dividend or distribution on the Common Stock to all holders of Common Stock, or if the Company effects a share split or share combination, the Exchange Rate will be adjusted based on the following formula:

ER1 = ER0 × OS1/OS0

where

ER0 = the Exchange Rate in effect immediately prior to the Ex-Dividend Date for such dividend or distribution or the effective date of such share split or share combination, as applicable;

ER1 = the Exchange Rate in effect on and after the Ex-Dividend Date for such dividend or distribution or the effective date of such share split or share combination, as applicable;

OS0 = the number of shares of Common Stock outstanding on the Ex-Dividend Date for such dividend or distribution, or the effective date of such share split or share combination, as applicable; and

OS1 = the number of shares of Common Stock outstanding on the Ex-Dividend Date for such dividend or distribution or the effective date of such share split or share combination, as applicable, as if such dividend, distribution, split or combination occurred at that time.

If any dividend or distribution described in this paragraph (a) is declared but not so paid or made, the Exchange Rate shall be readjusted to the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

(b) If the Company issues to all holders of Common Stock any rights, warrants, options or other securities entitling them for a period of not more than 45 days after the date of issuance thereof to subscribe for or purchase Common Stock or securities convertible into Common Stock within 45 days after the issuance thereof, in either case at an exercise price per share of Common Stock or a conversion price per share less than the Closing Sale Price of Common Stock on the Business Day immediately preceding the time of announcement of such issuance, the Exchange Rate will be adjusted based on the following formula (provided that the Exchange Rate will be readjusted to the extent that such rights, warrants, options, or other securities or convertible securities are not exercised or converted prior to the expiration of the exercisability or convertibility thereof):

ER1 = ER0 × (OS0 + X)/(OS0 + Y)

where

ER0 = the Exchange Rate in effect immediately prior to the Ex-Dividend Date for such issuance;

ER1 = the Exchange Rate in effect on and after the Ex-Dividend Date for such issuance;

OS0 = the number of shares of Common Stock outstanding immediately prior to the Ex-Dividend Date for such issuance;

X = the number of shares of Common Stock issuable pursuant to such rights, warrants, options, other securities or convertible securities; and

Y = the number of shares of Common Stock equal to the quotient of (A) the aggregate price payable to exercise such rights, warrants, options, other securities or convertible securities and (B) the average of the Closing Sale Prices of the Common Stock for the ten consecutive Trading Days prior to the Business Day immediately preceding the date of announcement for the issuance of such rights, warrants, options, other securities or convertible securities.

For purposes of this paragraph (b), in determining whether any rights, warrants, options, other securities or convertible securities entitle the Holders to subscribe for or purchase or exercise a conversion right for Common Stock at less than the average Closing Sale Price of the Common Stock, and in determining the aggregate exercise or conversion price payable for such Common Stock, there shall be taken into account any consideration received by the Company for such rights, warrants, options, other securities or convertible securities and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c) If the Company distributes shares of capital stock, evidences of indebtedness or other assets or property of the Company to all holders of Common Stock, excluding:

(1) dividends, distributions, rights, warrants, options, other securities or convertible securities referred to in paragraph (a) or (b) above;

(2) dividends or distributions paid exclusively in cash; and

(3) Spin-Offs described below in this paragraph (c),

then the Exchange Rate will be adjusted based on the following formula:

ER1 = ER0 × SP0/(SP0 – FMV)

where

ER0 = the Exchange Rate in effect immediately prior to the Ex-Dividend Date for such distribution;

ER1 = the Exchange Rate in effect on and after the Ex-Dividend Date for such distribution;

SP0 = the average of the Closing Sale Prices of the Common Stock for the ten consecutive Trading Days prior to the Business Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV = the fair market value (as determined in good faith by the Board of Directors) of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Common Stock on the Ex-Dividend Date for such distribution;

With respect to an adjustment pursuant to this paragraph (c), where there has been a payment of a dividend or other distribution on Common Stock or shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit of the Company (a “Spin-Off”), the Exchange Rate will be adjusted based on the following formula:

ER1 = ER0 × (FMV0 + MP0)/MP0

where

ER0 = the Exchange Rate in effect immediately prior to the effective date of the Spin-Off;

ER1 = the Exchange Rate in effect on and after the effective date of the Spin-Off;

FMV0 = the average of the Closing Sale Prices of the capital stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first ten consecutive Trading Days after the effective date of the Spin-Off; and

MP0 = the average of the Closing Sale Prices of the Common Stock over the first ten consecutive Trading Days after the effective date of the Spin-Off.

If any such dividend or distribution described in this paragraph (c) is declared but not paid or made, the Exchange Rate shall be readjusted to be the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

(d) If following the date of original issuance of the Securities, the Company makes any cash dividend or distribution to all holders of Common Stock in aggregate amount that, together with other cash dividends or distributions during such quarterly fiscal period, on a per share basis, exceeds $0.45 (the “Reference Dividend”) the Exchange Rate will be adjusted based on the following formula:

ER1 = ER0 × SP0 /(SP0 – C)

where

ER0 = the Exchange Rate in effect immediately prior to the Ex-Dividend Date for such distribution;

ER1 = the Exchange Rate in effect on and after the Ex-Dividend Date for such distribution;

SP0 = the average of the Closing Sale Prices of the Common Stock over the period of the ten consecutive Trading Days ending on the Business Day immediately preceding the Ex-Dividend Date for such distribution; and

C = the amount in cash per share that the Company distributes to holders of Common Stock during such quarterly fiscal period in excess of the Reference Dividend.

If any dividend or distribution described in this paragraph (d) is declared but not so paid or made, the Exchange Rate shall be readjusted to the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

The Reference Dividend amount is subject to adjustment in a manner inversely proportional to adjustments to the Exchange Rate; provided that no adjustment will be made to the Reference Dividend for any adjustment to the Exchange Rate under this paragraph (d).

(e) If the Company or any of its subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Common Stock to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer (the “Expiration Time”), the Exchange Rate will be adjusted based on the following formula:

ER1 = ER0 × (AC + (SPI × OS1))/(SP1 × OS0)

where

ER0 = the Exchange Rate in effect on the date such tender offer or exchange offer expires;

ER1 = the Exchange Rate in effect on the day next succeeding the date such tender offer or exchange offer expires;

AC = the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for the shares of Common Stock purchased in such tender or exchange offer;

OS0 = the number of shares of Common Stock outstanding immediately prior to the date such tender offer or exchange offer expires;

OS1 = the number of shares of Common Stock outstanding immediately after such tender or exchange offer expires (after giving effect to the purchase or exchange of shares of Common Stock pursuant to such tender offer or exchange offer); and

SP1 = the average of the Closing Sale Price of the Common Stock for the 10 consecutive Trading Days commencing on the Trading Day next succeeding the date such tender offer or exchange offer expires.

If the application of the foregoing formula would result in a decrease in the Exchange Rate, no adjustment to the Exchange Rate will be made.

If the Company or one of its subsidiaries is obligated to purchase Common Stock pursuant to any such tender offer or exchange offer, but it or such subsidiary is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Exchange Rate shall be readjusted to be the Exchange Rate that would be in effect if such tender offer or exchange offer had not been made.

(f) Notwithstanding the foregoing, in no event shall the adjustments arising under this Section 4.04 cause the Exchange Rate to exceed 14.6526, subject to the adjustments in clauses (a), (b) and (c) of this Section 4.04.

(g) If the Company adopts a shareholder rights plan while any Securities remain outstanding, Holders of Securities will receive, upon an exchange of Securities for shares of Common Stock, in addition to Common Stock, rights under such shareholder rights plan unless, prior to exchange, the rights have expired, terminated or been redeemed or unless the rights have separated from the Common Stock. If the rights provided for in the rights plan adopted by the Company have separated from the Common Stock in accordance with the provisions of the applicable shareholder rights agreement so that Holders of Securities would not be entitled to receive any rights in respect of Common Stock issuable upon exchange of the Securities, the Exchange Rate will be adjusted at the time of separation as if the Company had distributed, to all holders of Common Stock, shares of capital stock, evidences of indebtedness or other assets or property pursuant to Section 4.04(c) hereof, subject to readjustment upon the subsequent expiration, termination or redemption of the rights. In lieu of any such adjustment, the Company may amend such applicable shareholder rights agreement to provide that upon exchange of Securities, the Holders will receive, in addition to Common Stock issuable upon such exchange, the rights which would have attached to such Common Stock if the rights had not become separated from the Common Stock under such shareholders rights plan.

(h) In addition to the adjustments pursuant to paragraphs (a) through (f) above, the Issuer may increase the Exchange Rate in order to avoid or diminish any income tax to holders of the capital stock of the Company resulting from any dividend or distribution of capital stock (or rights to acquire shares of Common Stock) or from any event treated as such for income tax purposes. The Issuer may also, from time to time, to the extent permitted by applicable law increase the Exchange Rate by any amount for any period if the Issuer has determined that such increase would be in the best interests of the Issuer or the Company. If the Issuer makes such determination, it will be conclusive and the Issuer shall mail to Holders a notice of the increased Exchange Rate at least 15 days prior to the date the increased Exchange Rate takes effect in accordance with applicable law and such notice shall state the increased exchange rate and the period during which it will be in effect.

The Issuer shall not make any adjustment to the Exchange Rate if Holders are permitted to participate in the dividend, distribution or transaction, on an as-exchanged basis, in the transactions in this Section 4.04.

(i) Notwithstanding anything to the contrary contained herein, the applicable Exchange Price and Exchange Rate will not be adjusted upon certain events, including but not limited to:

(1) the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Issuer or those of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;

(2) the issuance of any shares of Common Stock or options or rights to purchase those  shares pursuant to any present or future employee, director, trustee or consultant benefit plan, employee agreement or arrangement or program of the Issuer or the Company;

(3) the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the Securities were first issued;

(4) a change in the par value of the Common Stock;

(5) accumulated and unpaid dividends or distributions; and

(6) as a result of a tender offer solely to holders of less than 100 shares of Common Stock; and

(7) for the avoidance of doubt, the issuance of limited partnership units by the Issuer and the issuance of the Common Stock or the payment of cash upon redemption thereof.

(j) No adjustment in the applicable Exchange Price will be required unless the adjustment would require an increase or decrease of at least 1% of the applicable Exchange Price. If the adjustment is not made because the adjustment does not change the Exchange Price by at least 1%, then the adjustment that is not made will be carried forward and taken into account in any future adjustment. All required calculations will be made to the nearest cent or 1/1000th of a share, as the case may be. Notwithstanding the foregoing, upon exchange of the Securities, upon required repurchases of the Securities in connection with a Change in Control pursuant to Section 3.01, upon redemption of the Securities pursuant to Section 11.01 and five Business Days prior to the Final Maturity Date, all adjustments not previously made shall be made. Except as specifically described above, the applicable Exchange Price shall not be subject to adjustment in the case of the issuance of any shares of Common Stock or the Company’s preferred shares, or securities exchangeable for or convertible into common stock or the Company’s preferred shares.

(k) Whenever the Exchange Rate is adjusted as herein provided, the Company or the Issuer shall as promptly as reasonably practicable file with the Trustee and any Exchange Agent other than the Trustee an Officer’s Certificate setting forth the Exchange Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the Company or the Issuer shall prepare a notice of such adjustment of the Exchange Rate setting forth the adjusted Exchange Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Exchange Rate to the Holders within 20 Business Days of the Effective Date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(l) For purposes of this Section 4.04, the number of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Common Stock.

(m) For purposes of this Section 4.04, “record date” shall mean, with respect to any dividend, distribution or other transaction or event in which the Holders of Common Stock have the right to receive any cash, securities or other property or into which the Common Stock (or other applicable security) is exchanged or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, security or other property (whether or not such date is fixed by the Board of Directors or by statute, contract or otherwise).

Section 4.05. Exchange Rate. The initial Exchange Rate for the Securities is 11.2712 Common Stock per each $1,000 principal amount of the Securities, subject to adjustment as provided in Sections 4.03 and 4.04 (herein called the “Exchange Rate”).

Section 4.06. Cash Payments in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip certificates representing fractional shares shall be issued upon exchange of Securities. If more than one Security shall be surrendered for exchange at one time by the same Holder, the number of full shares of Common Stock that shall be issuable upon exchange shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of Common Stock would be issuable upon the exchange of any Security or Securities, the Issuer shall make an adjustment and payment therefor in cash to the Holder of Securities at a price equal to the Closing Sale Price of the Common Stock on the last day of the Applicable Exchange Measurement Period.

Section 4.07. Taxes on Shares Issued. If a Holder exchanges Securities, the Issuer will pay any documentary stamp or similar issue or transfer tax due on the delivery of Common Stock upon the exchange, if any, unless the tax is due because the Holder requests the shares to be delivered to a person other than the Holder, in which case the Holder will pay the tax. Shares of Common Stock shall not be issued or delivered unless all taxes and duties, if any, payable by the Holder have been paid.

Section 4.08. Reservation of Shares, Shares to be Fully Paid; Compliance with Governmental Requirements; Listing of Common Stock. The Issuer shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient Common Stock to provide for the exchange of the Securities as required by this Indenture from time to time as such Securities are presented for exchange.

The Issuer covenants that all Common Stock issued upon exchange of Securities will upon issue be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof, provided that if certain of the possible adjustments to the exchange price are made, a Holder shall be deemed to have a received a distribution from the Issuer even though such Holder has not received any cash or property as a result of such adjustments, the Issuer intends to withhold Federal income tax (in the case of U.S. Alien Note Holders) on any deemed distribution from the Issuer from cash payments of interest otherwise payable on the Securities and payments upon a redemption or exchange of the Securities.

The Issuer covenants that, if any Common Stock to be provided for the purpose of exchange of Securities hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon exchange, the Company shall, as expeditiously as practicable, secure such registration or approval, as the case may be, provided, however, that Common Stock provided for exchange hereunder need not be registered under the U.S. Federal securities laws and each recipient of such Common Stock shall have the rights set forth in the Registration Rights Agreement.

Section 4.09. Responsibility of Trustee. The Trustee and any other Exchange Agent shall not at any time be under any duty or responsibility to any Holder to determine the Exchange Rate or whether any facts exist which may require any adjustment of the Exchange Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Exchange Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Stock, or of any capital stock, other securities or other assets or property, which may at any time be issued or delivered upon the exchange of any Security; and the Trustee and any other Exchange Agent make no representations with respect thereto. Neither the Trustee nor any Exchange Agent shall be responsible for any failure of the Issuer to issue, transfer or deliver any Common Stock or stock certificates or other securities or property or cash upon the surrender of any Security for the purpose of exchange or to comply with any of the duties, responsibilities or covenants of the Issuer contained in this Article 4. Without limiting the generality of the foregoing, neither the Trustee nor any Exchange Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 4.03 relating either to the kind or amount of shares of capital stock or other securities or other assets or property (including cash) receivable by Holders upon the exchange of their Securities after any event referred to in such Section 4.03 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 8.01(f), may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificate (which the Issuer shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. The Trustee shall not at any time be under any duty or responsibility to any holder of Securities to determine the accuracy of the method employed in calculating the Trading Price or whether any facts exist which may require any adjustment of the Trading Price.

Section 4.10. Notice to Holders Prior to Certain Actions. In case:

(a) the Company shall declare a dividend (or any other distribution) on the Common Stock that would require an adjustment in the Exchange Rate pursuant to Section 4.04; or

(b) the Company shall authorize the granting to the holders of all or substantially all of the Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

(c) of any reclassification or reorganization of the Common Stock (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation, combination, merger or share exchange to which the Issuer or the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

(d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Issuer shall cause to be filed with the Trustee a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

Section 4.11. Settlement upon Exchange. (a)  Upon exchange of any Securities, subject to Sections 4.01, 4.02 and this Section 4.11, the Issuer shall satisfy its obligation upon exchange (the “Exchange Obligation”) by payment and delivery on or prior to the third Trading Day immediately following the last day of the Applicable Exchange Measurement Period, at the Issuer’s option, of cash, shares of Common Stock or a combination of cash and shares of Common Stock for each $1,000 aggregate principal amount of Securities tendered for exchange in accordance with their terms, as follows:

(1) Share Settlement. If the Issuer elects to satisfy the entire Exchange Obligation in shares of Common Stock, then the Issuer shall deliver, for each Trading Day in the Applicable Exchange Measurement Period, a number of shares of Common Stock equal to the Applicable Exchange Rate divided by 20.

(2) Cash Settlement. If the Issuer elects to satisfy the entire Exchange Obligation in cash, then the Issuer shall deliver, for each Trading Day in the Applicable Exchange Measurement Period, cash in an amount equal to the Daily Exchange Value.

(3) Combined Settlement. If the Issuer elects to satisfy a portion of the Exchange Obligation in cash (expressed either as a dollar amount or as a percentage of the Daily Exchange Value, the “Partial Cash Amount”) and a portion in shares of Common Stock, then the Issuer shall deliver, for each Trading Day in the Applicable Exchange Measurement Period, (A) the lesser of (x) such Partial Cash Amount divided by 20 or, if expressed as a percentage of the exchange obligation, such Partial Cash Amount will be calculated as a percentage of the Daily Exchange Value (the “Daily Partial Cash Amount”) and (y) the Daily Exchange Value, plus (B) a number of shares of Common Stock equal to (x) the excess, if any, of the Daily Exchange Value over such Daily Partial Cash Amount divided by (y) the Daily VWAP of the Common Stock for such day.

(b) The Issuer shall initially elect the Partial Cash Amount to be the principal amount of the Securities and shall deliver any amount of the aggregate Daily Exchange Value in excess of the principal amount of the Securities, if any, in Common Stock; provided that such election is revocable and the Issuer may make any future election revocably or irrecovably. Upon changing such election, the Issuer shall promptly (i) issue a press release and post such information on the Company’s website or otherwise publicly disclose such information and (ii) provide written notice to the Trustee of the Securities in the manner contemplated herein. The Issuer may not make any change to such election subsequent to January 15, 2027. No change in election on or after the Exchange Date shall affect the exchanging Holder with respect to Securities submitted for exchange by such Holder.

(c) The Issuer will deliver cash in lieu of any fractional share of Common Stock issuable in connection with the payment of the shares of the Common Stock on the last day of the Applicable Exchange Measurement Period.

Section 4.12. Ownership Limit. Notwithstanding any other provision of the Securities, no Holders of Securities shall be entitled to receive shares of Common Stock upon an exchange of Securities to the extent that receipt of such shares of Common Stock would cause such Holder (together with such Holder’s Affiliates) to exceed the ownership limit contained the Company’s certificate of incorporation. Any attempted exchange of Securities in excess of such ownership limit, in the absence of such a waiver, shall be void to the extent of such excess, and the related Securities or portions thereof shall be returned by the Issuer to the Holder as promptly as practicable. The Issuer shall have no further obligation to the Holder with respect to such voided exchange and such Securities will be treated as if they had not been submitted for exchange. A Holder of returned Securities may resubmit such Securities for exchange at a later date subject to compliance with the terms hereof and the ownership limitations described in this Section 4.12. Notwithstanding the foregoing provisions of this Section 4.12, in the event a Holder attempts to exchange Securities but is prevented from doing so as a result of the ownership limitation, the Issuer may, at its option, pay cash to such Holder upon such exchange as provided herein.

Section 4.13. Calculation in Respect of Securities. Except as otherwise specifically stated herein or in the Securities, all calculations to be made in respect of the Securities shall be the obligation of the Issuer. All calculations made by the Issuer or its agent as contemplated pursuant to the terms hereof and of the Securities shall be made in good faith and be final and binding on the Securities and the Holders absent manifest error. The Issuer shall provide a schedule of calculations to the Trustee, and the Trustee shall be entitled to rely upon the accuracy of the calculations by the Issuer without independent verification. The Trustee shall forward calculations made by the Issuer to any Holder of Securities upon request.

ARTICLE 5

COVENANTS

Section 5.01. Payment of Securities.

(a) The Issuer shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities and this Indenture. Any payment hereunder shall be considered paid on the applicable date due if on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, money sufficient to pay all such amounts then due. Subject to Section 4.02, accrued and unpaid interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Issuer maintained for such purpose. The Issuer shall, to the fullest extent permitted by law, pay interest in immediately available funds on overdue principal amount and interest at the annual rate borne by the Securities compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such overdue interest shall be payable on demand.

(b) Payment of the principal of and interest, if any, on the Securities shall be made at the office or agency of the Issuer maintained for that purpose or at the Corporate Trust Office of the Trustee in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Trustee on behalf of the Issuer payment of interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Register; provided further that a Holder with an aggregate principal amount in excess of $5,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Trustee at least 10 Business Days prior to the payment date. Any wire transfer instructions received by the Trustee will remain in effect until revoked by the Holder.

(c) The Issuer shall comply with any requirement to withhold any taxes with respect to (i) payments made pursuant to the terms of this Indenture (including without limitation, interest and original issue discount), (ii) redemption payments, (iii) any exchange of the Securities and (iv) any deemed payment or distribution made with respect to the Securities as a result of an adjustment to the Exchange Rate. To the extent the Issuer determines in its sole discretion that the Issuer is required to withhold any taxes with respect to a deemed payment or distribution with respect to a Security on account of an adjustment to the Exchange Rate, the Issuer shall withhold such amount from payments otherwise due hereunder to the holder of such Security and report such withholding to the Holders affected if and as required by law. Any amount withheld by the Issuer pursuant to this Section 5.01(c) with respect to a Security shall be treated for all purposes of this Indenture as if it had been paid directly to the holder of such Security.

Section 5.02. Money for Securities Payments to be Held in Trust. If the Issuer or its Affiliate shall at any time act as its own Paying Agent with respect to the Securities, it will, on or before each due date of the Persons entitled thereto a sum sufficient to pay the principal and any interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure to so act.

(a) Whenever the Issuer shall have one or more Paying Agents for any series of Securities, it will, prior to each due date of the principal of or any interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay such amount and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee of its action or failure to act.

(b) The Issuer will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provision of this Section, that such Paying Agent will, during the continuance of any default by the Issuer (or any other obligor upon the Securities of that series) in the making of any payment in respect of the Securities of that series, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Securities of that series.

(c) The Issuer may, at any time, for the purpose of obtaining the satisfaction an discharge of this Indenture or for any other purpose, pay, or by an Issuer Order, direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer, as the case may be, or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

(d) Any money deposited with the Trustee or the Paying Agent, or then held by the Issuer in trust for the payment of the principal of or any interest on any Security of any series and remaining unclaimed for two years after such principal or interest has become due or payable shall be paid to the Issuer or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer, as trustee thereof, shall thereupon cease; provided that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

Section 5.03. Reports. So long as the Issuer is not subject to the information requirements of Section 13 or 15(d) of the Exchange Act, the Issuer shall furnish to holders of Securities and prospective purchasers thereof the information with respect to the Issuer required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act in order to permit compliance with Rule 144A in connection with resales of such Securities.

Section 5.04. Compliance Certificates. The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Issuer (beginning with the fiscal year ending on December 31, 2007), an Officer’s Certificate as to the signer’s knowledge of the Issuer’s compliance with all terms, conditions and covenants on its part contained in this Indenture and stating whether or not the signer knows of any Default or Event of Default. If such signer knows of such a Default or Event of Default, the Officer’s Certificate shall describe the Default or Event of Default and the efforts to remedy the same. For the purposes of this Section 5.04, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

Section 5.05. Further Instruments and Acts. Upon request of the Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 5.06. Maintenance of Existence as a Limited Partnership. Subject to Article 6, the Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a limited partnership.

Section 5.07. Stay, Extension and Usury Laws. The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Issuer from paying all or any portion of the principal of or accrued but unpaid interest, if any, on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and the Issuer (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.08. Calculation of Original Issue Discount. The Issuer shall file with the Trustee promptly at the end of each calendar year a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on the Securities as of the end of such year, but only if as of the end of such year Securities issued at an original issue discount are then outstanding.

Section 5.09. Maintenance of Office or Agency. The Issuer will maintain an office or agency of the Trustee, Registrar and Paying Agent where securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, purchase or redemption and where notices and demands to or upon the Issuer in respect of the Securities and this Indenture may be served. The Corporate Trust Office shall initially be one such office or agency for all of the aforesaid purposes. The Issuer shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.01. The Issuer may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency.

ARTICLE 6

CONSOLIDATION; MERGER; CONVEYANCE; TRANSFER OR LEASE

Section 6.01. Issuer and Company May Consolidate, Etc., Only on Certain Terms. Each of the Issuer and the Company shall not (a) consolidate with or merge with or into any other Person or sell, convey, lease or transfer the Issuer’s properties and assets substantially as an entirety to any other Person in any one transaction or series of related transactions, or (b) permit any Person to consolidate with or merge into the Issuer, unless:

(1) in the case of a merger or consolidation, the Company or the Issuer, as applicable, is the surviving person or if the Company or the Issuer, as applicable, is not the surviving person, the surviving person formed by such consolidation or into which the Company or the Issuer, as applicable, is merged or the person to which the Company’s or the Issuer’s, as applicable, properties and assets are so transferred shall be an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall execute and deliver to the trustee a supplemental indenture expressly assuming, in the case of a transaction involving the Issuer, the payment when due of the principal of and interest on the Securities and the performance of the Issuer’s other covenants under this Indenture; and

(2) in either case, immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

In the event that the Issuer or the Company, as the case may be, is not the continuing entity, then, for purposes of above, the references to the Issuer or the Company shall be deemed to refer to the successor entity.

Section 6.02. Successor Substituted. Upon any consolidation of the Issuer with, or merger of the Issuer into, any other Person or any sale, conveyance, lease or transfer of the Issuer’s properties and assets substantially as an entirety to any other Person, in each case in accordance with Section 6.01, the successor Person formed by such consolidation or into which the Issuer is merged or to which such sale, conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such successor Person had been named as the Issuer herein, and thereafter, except for obligations the predecessor Person may have under a supplemental indenture, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE 7

DEFAULT AND REMEDIES

Section 7.01. Events of Default. “Event of Default,” wherever used herein with respect to the Securities, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule, regulation of any administrative or governmental body):

(1) default by the Issuer in the payment of any interest upon any Security when it becomes due and payable, and continuance of such default for a period of 30 days; or

(2) default by the Issuer in the payment of principal of or any premium, if any, on any Securities on the Final Maturity Date; or

(3) default by the Issuer or the Company in the performance, or breach, of any covenant of the Issuer in this Indenture for the benefit of the Securities and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Issuer by the Trustee or to the Issuer and the Trustee of at least 25% in principal amount of the Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(4) failure by the Issuer to deliver the amount due upon an exchange of Securities, which failure continues for 10 days; or

(5) failure by the Issuer to provide notice of the occurrence of a Change in Control as required by Section 3.01 hereof; or

(6) default by the Issuer under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Issuer having an aggregate principal amount outstanding of at least $50,000,000, or under any mortgage, indenture or instrument (including this Indenture) under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Issuer having an aggregate principal amount outstanding of at least $50,000,000, whether such indebtedness now exists or shall hereafter be created, which default (A) shall constitute a failure to pay any portion of the principal of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto or (B) shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without, in the case of Clause (A), such indebtedness having been discharged or without, in the case of Clause (B), such indebtedness having been discharged or such acceleration having been rescinded or annulled, in each such case within a period of 10 days after there shall have been given, by registered or certified mail, to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in principal amount of the Securities a written notice specifying such default and requiring the Issuer to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled, as the case may be, and stating that such notice is a “Notice of Default” hereunder; provided, that, subject to the provisions of Sections 8.01 and 8.02 hereof, the Trustee shall not be deemed to have knowledge of such default unless either (A) a Responsible Officer of the Trustee shall have knowledge of such default or (B) the Trustee shall have received written notice thereof from the Issuer, from any Holder, from the holder of any such indebtedness or from the trustee under any such mortgage, indenture or other instrument; or

(7) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Issuer or the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Issuer or the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer or the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(8) the commencement by the Issuer or the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Issuer or the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Issuer or the Company in furtherance of any such action.

Section 7.02. Acceleration. If an Event of Default (other than an Event of Default specified in clause (7) or (8) of Section 7.01) occurs and is continuing, then in every such case the Trustee, upon receipt of a request made in accordance with Section 12.01, from the Holders of not less than 25% in principal amount of the Securities then outstanding, may, by written notice to the Issuer and the Company (and to the Trustee if given by the Holders), declare the principal amount through the date of declaration on all the Securities to be immediately due and payable. Upon such a declaration, such principal amount and such accrued and unpaid interest, if any, shall be due and payable immediately. If an Event of Default specified in clause (7) or (8) of Section 7.01 occurs and is continuing, the principal amount of the Securities shall automatically, become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of Securities. At any time after such a declaration of acceleration with respect to the Securities has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of not less than a majority in principal amount of the Securities, by written notice to the Issuer, the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(1) the Issuer or the Company has paid or deposited with the Trustee a sum sufficient to pay:

(B) all overdue installments of interest on all outstanding Securities,

(C) the principal of any outstanding Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates borne by or provided for in the Securities,

(D) to the extent that payment of such interest is lawful, interest upon overdue installments of interest at the rate or rates borne by or provided for in the Securities, and

(E) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2) all Events of Default with respect to the Securities, other than the nonpayment of the principal of (or specified portion thereof) or interest on the Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 7.04.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 7.03.	Other Remedies.

(a) If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy by proceeding at law or in equity to collect payment of the principal amount and accrued and unpaid interest, if any, on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

(b) The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by applicable law.

Section 7.04. Waiver of Defaults and Events of Default. (a)  Subject to Sections 7.07 and 10.02, the Holders of no less than a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may waive an past Default or Event of Default and its consequences, except an uncured Default or Event of Default in the payment of the principal of or any accrued but unpaid interest on any Security, or any Default or Event of Default in respect of any provision of this Indenture or the Securities which, under Section 10.02, cannot be modified or amended without the consent of the Holder of each Security affected. When a Default or Event of Default is waived, it is cured and ceases to exist.

Section 7.05. Limitations on Suits.

(a) A Holder may not pursue any remedy with respect to this Indenture or the Securities (except actions for payment of overdue principal or interest or for the exchange of the Securities pursuant to Article 4) unless:

(1) the Holder gives to the Trustee written notice of a continuing Event of Default;

(2) the Holders of at least 25% in aggregate principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer to the Trustee reasonable security or indemnity to the Trustee against any loss, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Securities then outstanding.

(b) No Holder of a Security shall have any right under any provision of this Indenture or the Securities to affect, disturb, or prejudice the rights of another Holder of a Security or to obtain a preference or priority over another Holder of a Security.

Section 7.06. Rights of Holders to Receive Payment and to Exchange. Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of the principal or interest in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities and this Indenture (whether upon repurchase or otherwise), and to exchange such Security in accordance with Article 4, and to bring suit for the enforcement of any such payment on or after such respective due dates or for the right to exchange in accordance with Article 4, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

Section 7.07. Collection Suit by Trustee. If an Event of Default described in clause (1) or (2) of Section 7.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or another obligor on the Securities for the whole amount owing with respect to the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 7.08. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuer (or any other obligor on the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same, and any receiver in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.07, and to the extent that such payment of the reasonable compensation, expenses, disbursements and advances in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or, on behalf of any Holder, to authorize, accept or adopt any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 7.09. Priorities.

(a) If the Trustee collects any money pursuant to this Article 7, it shall pay out the money in the following order:

(1) First, to the Trustee for amounts due under Section 8.07;

(2) Second, to Holders for amounts due and unpaid on the Securities for the principal and interest, as applicable, ratably, without preference or priority of any kind, according to such respective amounts due and payable on the Holders’ Securities; and

(3) Third, the balance, if any, to the Issuer.

(b) The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 7.10.

Section 7.10. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 7.11 does not apply to a suit made by the Trustee, a suit by a Holder pursuant to Section 7.07, or a suit by Holders of more than 25% in aggregate principal amount of the Securities then outstanding.

ARTICLE 8

TRUSTEE

Section 8.01. Obligations of Trustee.

(a) If an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b) Except during the continuance of an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge:

(1) the Trustee need perform only those duties as are specifically set forth in this Indenture and no others; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall examine any certificates and opinions which by any provision hereof are specifically required to be delivered to the Trustee to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.

(c) The Trustee may not be relieved from liability for its own gross negligent action, its own gross negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of Section 8.01(b);

(2) the Trustee shall not be liable in its individual capacity for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable in its individual capacity with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.05.

(d) Subject to the provisions hereof relating to the Trustee’s duties in case of an Event of Default, the Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request or direct of any Holders then outstanding hereunder, unless the Holders shall have offered to the Trustee reasonable security or indemnity. The Holder of not less than a majority in principal amount of the outstanding Securities (or of all Securities then outstanding, as the case may be) shall have the right to direct the time, method and place of any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee; provided that the Trustee may refuse to follow any direction which is in conflict with applicable law or this Indenture, or which may be unduly prejudicial to the Holders not joining therein.

(e) Every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a), (b), (c) and (d) of this Section 8.01.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 8.02. Rights of Trustee.

(a) Subject to Section 8.01:

(1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(2) any request or direction of the Issuer or the Company mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order or Company Request or Company Order, as the case may be, and any action of the Board of Directors shall be sufficiently evidenced by a resolution or other evidence of action of the Company.

(3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate.

(4) the Trustee may consult with counsel of its selection and the advice of such counsel (to be confirmed in writing) or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer and the Company, personally or by agent or attorney.

(7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(8) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(9) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

(10) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder.

(11) the Trustee may request that the Issuer and/or the Company deliver an Officer’s Certificate setting forth the names of individuals and or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

Section 8.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer or an Affiliate of the Issuer with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 8.10 and 8.11.

Section 8.04. Trustee’s Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities and the Trustee assumes no responsibility for their correctness. It shall not be accountable for the Issuer’s use of the proceeds from the Securities and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

Section 8.05. Notice of Default or Events of Default. If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall send to each Holder of a Security notice of all uncured Defaults or Events of Default known to it within 90 days after it occurs or, if later, within 15 days after it becomes known to the Trustee. However, the Trustee may withhold the notice if and for so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of Holders of Securities, except in the case of a Default or an Event of Default in payment of the principal of or interest on any Security when due or in the payment of any redemption or purchase obligation, or the Issuer’s failure to exchange Securities when obligated to exchange them.

Section 8.06. Reports by Trustee to Holders.

(a) If a report would be required by Trust Indenture Act (“TIA”) Section 313, if this Indenture were qualified thereunder, within 60 days after each May 15, beginning with May 15, 2008, the Trustee shall mail to each Holder of Securities a brief report dated as of such May 15 that complies with TIA Section 313(a). If required by TIA Section 313 were this Indenture qualified thereunder, the Trustee also shall comply with TIA Sections 313(b)(2) and (c).

(b) A copy of each report at the time of its mailing to Holders of Securities shall be mailed to the Issuer and, to the extent required by the TIA, filed with the SEC, and each stock exchange, if any, on which the Securities are listed. The Issuer shall notify the Trustee whenever the Securities become listed on any stock exchange or listed or admitted to trading on any quotation system and any changes in the stock exchanges or quotation systems on which the Securities are listed or admitted to trading and of any delisting thereof.

Section 8.07. Compensation and Indemnity.

(a) The Issuer shall pay to the Trustee from time to time pursuant to an agreement between the Issuer and the Trustee such compensation (as agreed to from time to time by the Issuer and the Trustee in writing) for its services (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Issuer shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses may include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b) The Issuer shall indemnify the Trustee or any predecessor Trustee (which for purposes of this Section 8.07 shall include its officers, directors, employees and agents) for, and hold it harmless against, any and all loss, liability or expense including taxes (other than franchise taxes and taxes based upon, measured by or determined by the income of the Trustee), incurred by it, arising out of or in connection with the acceptance or administration of its duties under this Indenture or any action or failure to act as authorized or within the discretion or rights or powers conferred upon the Trustee hereunder including the reasonable costs and expenses of the Trustee and its counsel in defending (including reasonable legal fees and expenses) itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Issuer promptly of any claim asserted against the Trustee for which it may seek indemnity. The Issuer need not pay for any settlement effected without its prior written consent. Anything in this Indenture to the contrary notwithstanding, in no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(c) The Issuer need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by it resulting from its gross negligence, willful misconduct or bad faith.

(d) When the Trustee incurs expenses or renders services after an Event of Default specified in clause (6) or (7) of Section 7.01(a) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy law. The provisions of this Section shall survive the termination of this Indenture.

Section 8.08. Replacement of Trustee.

(a) The Trustee may resign by so notifying the Issuer. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and the Issuer and may, with the Issuer’s written consent, appoint a successor Trustee. The Issuer may remove the Trustee at any time, so long as no Default or Event of Default has occurred and is continuing, and appoint a Successor Trustee in accordance with this Section 8.08.

(b) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. If the Issuer fails to promptly appoint a successor Trustee, the Trustee shall have the right to choose a qualified Trustee as successor, and the Issuer shall appoint such successor as Trustee. The resignation or removal of a Trustee shall not be effective until a successor Trustee shall have delivered the written acceptance of its appointment as described below.

(c) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of 10% in principal amount of the Securities then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Issuer.

(d) If the Trustee fails to comply with Section 8.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee and be released from its obligations (exclusive of any liabilities that the retiring Trustee may have incurred while acting as Trustee) hereunder, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

(f) A retiring Trustee shall not be liable for the acts or omissions of any successor Trustee after its succession.

(g) Notwithstanding replacement of the Trustee pursuant to this Section 8.08, the Issuer’s obligations under Section 8.07 shall continue for the benefit of the retiring Trustee.

Section 8.09. Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business (including the administration of this Indenture) to, another corporation, the resulting, surviving or transferee corporation, without any further act, shall be the successor Trustee; provided such transferee corporation shall qualify and be eligible under Section 8.10. Such successor Trustee shall promptly mail notice of its succession to the Issuer and each Holder.

Section 8.10. Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 (or if such Person is a member of a bank holding company system, its bank holding company shall have a combined capital and surplus of at least $50,000,000). If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.09, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 8.11. Conflicting Interests of Trustee. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

Section 8.12. Preferential Collection of Claims Against Company. If and when the Trustee shall be or become a creditor of the Issuer (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Issuer (or any such obligor).

ARTICLE 9

SATISFACTION AND DISCHARGE OF INDENTURE

Section 9.01. Discharge of Indenture.

This Indenture shall cease to be of further effect (except as to any surviving rights of exchange, registration of transfer or exchange of Notes herein expressly provided for and except as further provided below), and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when (a) either: (1) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 9.04 and (ii) Securities for whose payment monies have theretofore been deposited in trust and thereafter repaid to the Issuer as provided in Section 9.04) have been delivered to the Trustee for cancellation; or (2) all such Securities not theretofore delivered to the Trustee for cancellation (i) have become due and payable, whether at the Final Maturity Date, the Change in Control Purchase Date or Repurchase Date or upon exchange or otherwise, or (ii) are to be called for redemption under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of clause (1) or (2) above, has irrevocably deposited or caused to be irrevocably deposited with the Trustee a Paying Agent or the Exchange Agent (other than the Issuer or any of its Affiliates), as applicable, as trust funds in trust cash and/or shares of Common Stock (as applicable under the terms of the Indenture) in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Maturity Date, Redemption Date, Repurchase Date or Designated Event Repurchase Date, as the case may be; provided, that there shall not exist, on the date of such deposit, an Event of Default; provided, further, that such deposit shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Issuer is a party or to which the Issuer is bound; (b) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and (c) the Issuer has delivered to the Trustee an Officer’s Certificate stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Trustee under Section 8.07 shall survive and, if monies shall have been deposited with the Trustee pursuant to subclause (2) of clause (a) of this Section, the provisions of Sections 2.03, 2.05, 2.06, 2.07, 3.05, 3.06, 5.01, 5.02 and this Article 9 shall survive until the Securities have been paid in full.

Section 9.02. Deposited Monies to Be Held in Trust by Trustee. Subject to Section 9.04, all monies deposited with the Trustee pursuant to Section 9.01 shall be held in trust for the sole benefit of the Holders, and such monies shall be applied by the Trustee to the payment, either directly or through any Paying Agent (including the Issuer if acting as its own Paying Agent), to the Holders of the particular Securities for the payment or redemption of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest. All monies deposited with the Trustee pursuant to Section 9.01 (and held by it or any Paying Agent) for the payment of Securities subsequently exchanged shall be returned to the Issuer upon request. The Trustee is not responsible to anyone for interest on any deposited funds except as agreed in writing.

Section 9.03. Paying Agent to Repay Monies Held.

Subject to the provisions of Section 9.04, the Trustee or a Paying Agent shall hold in trust, for the benefit of the holders, all monies deposited with it pursuant to Sections 3.01, 3.03 and 11.01 and shall apply the deposited monies in accordance with this Indenture and the Securities to the payment of the principal of and interest on the Securities.

Section 9.04. Return of Unclaimed Monies. The Trustee and each Paying Agent shall pay to the Issuer upon request any monies held by them for the payment of principal or interest that remains unclaimed for two years after a right to such monies have matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, may, at the expense of the Issuer, either publish in a newspaper of general circulation in The City of New York, or cause to be mailed to each Holder entitled to such monies, notice that such monies remains unclaimed and that after a date specified therein, which shall be at least 30 calendar days from the date of such mailing or publication, any unclaimed balance of such monies then remaining will be repaid to the Issuer. After payment to the Issuer, Holders entitled to monies must look to the Issuer for payment as general creditors unless an applicable abandoned property law designates another person, and the Trustee and each Paying Agent shall be relieved of all liability with respect to such monies.

Section 9.05. Reinstatement. If the Trustee or the Paying Agent is unable to apply any monies in accordance with Section 9.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.01 until such time as the Trustee or the Paying Agent is permitted to apply all such monies in accordance with Section 9.02; provided that if the Issuer makes any payment of principal of or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Securities to receive such payment from the monies held by the Trustee or Paying Agent.

ARTICLE 10

AMENDMENTS; SUPPLEMENTS AND WAIVERS

Section 10.01. Without Consent of Holders. Without the consent of any Holders, the Issuer, the Company and the Trustee may enter into an indenture to indentures supplemental hereto for any of the following purposes:

(a) to evidence a successor to the Issuer under this Indenture;

(b) to add to the covenants of the Issuer for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or the Company in this Indenture;

(c) to add any additional Events of Default for the benefit of the Holders of all the Securities;

(d) to amend or supplement any provisions of this Indenture; provided that no amendment or supplement shall adversely affect the interests of the Holders of any Securities then outstanding in any material respect;

(e) to permit or facilitate the issuance of the Securities in uncertificated form, provided that such action shall not adversely affect the interests of the Holders in any material respect.

(f) to secure the Securities;

(g) to evidence and provide for the acceptance of appointment by a successor Trustee and to add to or change any of the provisions of this Indenture as is necessary to provide for or facilitate the administration of the trusts under this Indenture by more than one Trustee;

(h) to provide for rights of Holders if any reclassification or change of Common Stock or any consolidation, merger or sale of all or substantially all of the property or assets of the Issuer or the Company occurs;

(i) to cure any ambiguity, defect or inconsistency in, or supplement, this Indenture provided that such action shall not adversely affect the interests of Holders in any material respect;

(j) to modify the Indenture and the Securities to increase the Exchange Rate or reduce the Exchange Price; provided that the increase or reduction, as the case may be, is in accordance with the terms of the Securities or will not adversely affect the interests of the Holders; or

(k) to conform the text of this Indenture or the Securities to any provision of the “Description of Notes” section of the Offering Circular dated April 10, 2007 pursuant to which the Securities were offered and sold to the extent that such provision in the “Description of Notes” section reflects a verbatim recitation of a provision of this Indenture or the Securities.

Section 10.02. With Consent of Holders.

(a) The Issuer and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of not less than a majority in aggregate principal amount of the Securities then outstanding and affected by such amendment or supplement (voting together as a single class). However, subject to Section 9.04 hereof, without the written consent of each Holder affected, an amendment, supplement or waiver may not:

(i) change the stated maturity of the principal of, or any installment of principal of, or interest on, the Securities;

(ii) reduce the principal amount of, the rate of interest or the premium payable upon the redemption of the Securities;

(iii) reduce the amount of principal of the Securities payable upon acceleration of the maturity of the Securities;

(iv) change the currency of any payment of the Securities;

(v) change the place of payment on the Securities;

(vi) impair a holder’s right to sue for payment of any amount due on its Securities;

(vii) reduce the percentage of outstanding Securities necessary to modify or amend this Indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder;

(viii) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the Holders;

(ix) modify the provisions with respect to the rights of the Holders upon a Change in Control in a manner adverse to the Holders, including the Issuer’s obligation to repurchase the Securities following a Change in Control; or

(x) adversely affect the rights of Holders to receive payment of shares of Common Stock or cash contained in Articles 3 and 4 hereof.

(b) After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall promptly send to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to send such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

(c) For purposes of this Indenture, Securities will be deemed outstanding if they have been authenticated and delivered under this Indenture unless, among other things, the Securities have matured or been cancelled, exchanged, redeemed or repurchased.

Section 10.03. Revocation and Effect of Consents.

(a) Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

(b) After an amendment, supplement or waiver becomes effective, it shall bind every Holder of a Security.

Section 10.04. Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

Section 10.05. Trustee to Sign Amendments, Etc. The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 10 if the amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, in its sole discretion, but need not sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive and, subject to Section 8.01, shall be fully protected in relying upon, an Opinion of Counsel stating that such amendment or supplemental indenture is authorized or permitted by this Indenture. The Issuer may not sign an amendment or supplement indenture until the Board of Directors approves it.

Section 10.06. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article 9, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE 11

REDEMPTION

Section 11.01. Redemption.

(a) The Issuer shall not have the right to redeem any Securities prior to April 15, 2012, except as provided in this Section 11.01(a). If, at any time, the Issuer determines it is necessary to redeem the Securities in order to preserve the Company’s status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (“REIT”), the Issuer may redeem all of the Securities then outstanding at 100% principal amount of the Securities, plus accrued and unpaid interest, if any, to the redemption date. In such case, the Issuer shall provide the Trustee with an Officer’s Certificate evidencing that the Board of Directors has, in good faith, made the determination that it is necessary to redeem the Securities in order to preserve the Company’s status as a REIT.

(b) The Issuer shall have the right, at any time or from time to time, on or after April 15, 2012, upon not less than 30 nor more than 60 days’ prior written notice delivered to the Holders, to redeem the Securities in whole or in part, for 100% of the principal amount of the Securities to be redeemed plus any accrued but unpaid interest to but excluding the date of redemption date set forth by the Issuer in such notice (the “Redemption Notice”).

(c) In the event that the Issuer shall redeem fewer than all outstanding Securities, the Trustee will select the Securities redeemed on a pro rata basis, or by such other method the Trustee considers fair and appropriate or is required by the Depositary for the Securities. The Trustee shall make the selection at least 30 days but not more than 60 days before the Redemption Date from Outstanding Securities not previously called for redemption. Securities and portions of the principal amount thereof selected for redemption shall be in integral multiples of $1,000. The Trustee shall notify the Issuer promptly of the Securities or portions of the principal amount thereof to be redeemed. If the Trustee selects a portion of a Security for partial redemption and a Holder exchanges a portion of the same Security in accordance with the provisions of Article 4 hereof before termination of the exchange right with respect to the portion of the Security so selected, the exchanged portion of such Security shall be deemed to be from the portion selected for redemption. Securities that have been exchanged during a selection of Securities to be redeemed shall be treated by the Trustee as Outstanding for the purpose of such selection.

(d) In the event of any redemption in part, the Issuer shall not be required to: (i) issue or register the transfer or exchange of any Security during a period beginning at the opening of business 15 days before any selection of Securities for redemption and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all Holders of Securities to be so redeemed, or (ii) register the transfer or exchange of any Security so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part.

(e) A notice of redemption sent to the Holders of Securities to be redeemed in accordance with the provisions of the two preceding paragraphs shall state:

(1) the name and address of the Paying Agent and Exchange Agent;

(2) the then current Exchange Rate;

(3) that Securities called for redemption may be exchanged at any time prior to the close of business on the third Business Day immediately preceding the Redemption Date; and

(4) that Holders who wish to exchange Securities must comply with the procedures relating thereto specified in Section 4.02 hereof.

(f) If the Paying Agent holds funds sufficient to pay the redemption price of the Securities on the redemption date, then on and after such date:

(i) such Securities will cease to be outstanding;

(ii) interest on such Securities will cease to accrue; and

(iii) all rights of Holders of such Securities will terminate except the right to receive the redemption price.

Section 11.02. Sinking Fund. No sinking fund is provided for the Securities.

ARTICLE 12

MISCELLANEOUS

Section 12.01. Notices. (a)  Any demand, authorization notice, request, consent or communication shall be given in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows (confirmed by delivery in person or mail by first-class mail, postage prepaid, or by guaranteed overnight courier) or by electronic transmission to the following facsimile numbers or email addresses:

if to the Issuer or the Company, to:

110 North Wacker Drive
Chicago, IL 60606
Attention: Bernard Freibaum
Fax: (312) 442-3447
email: bernie.freibaum@ggp.com

with copies to:

110 North Wacker Drive
Chicago, IL 60606
Attention: Linda Wight
Fax: (312) 442-3447
email: linda.wight@ggp.com

Sullivan & Cromwell LLP
Attention: Robert W. Downes
125 Broad Street
New York, NY 10004
Fax: (212) 558-3588
email: downesr@sullcrom.com

if to the Trustee, to:

LaSalle Bank National Association

135 South LaSalle Street, Suite 1560

Chicago, IL 60603

Attention: Corporate Debt Trust Services Division, GGP Limited Partnership Notes due 2027

Fax: (312) 904-4018

email: margaret.muir@abnamro.com

with a copy to: russell.bergman@abnamro.com

Such notices or communications shall be effective when received.

(b) The Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(c) Any notice or communication sent to a Holder of a Security shall be sent by electronic transmission or by first-class mail or delivered by an overnight delivery service to it at its address shown on the register kept by the Primary Registrar.

(d) Failure to send a notice or communication to a Holder of a Security or any defect in it shall not affect its sufficiency with respect to other Holders of Securities. If a notice or communication to a Holder of a Security is sent in the manner provided above, it is duly given, whether or not the addressee receives it.

(e) If the Issuer sends any notice to a Holder of a Security, it shall send a copy to the Trustee and each Registrar, Paying Agent and Exchange Agent.

Section 12.02. Communications by Holders with Other Holder. Holders of Securities may communicate with other Holders of Securities with respect to their rights under this Indenture or the Securities. The Issuer, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

Section 12.03. Certificate and Opinion as to Conditions Precedent.

(a) Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Trustee may request:

(1) an Officer’s Certificate stating that, in the opinion of the signer, all conditions precedent (including any covenants, compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (including any covenants, compliance with which constitutes a condition precedent) have been complied with.

(b) Each Officer’s Certificate with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1) a statement that the person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 12.04. Record Date for Consent of Holders of Securities. The Issuer (or, in the event deposits have been made pursuant to Section 9.01, the Trustee) may set a record date for purposes of determining the identity of Holders entitled to consent to any action by consent authorized or permitted under this Indenture, which record date shall not be more than 30 days prior to the date of the commencement of solicitation of such action. Notwithstanding the provisions of Section 10.03, if a record date is fixed, those persons who were Holders of Securities at the close of business on such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date.

Section 12.05. Rules by Trustee, Paying Agent, Registrar and Exchange Agent. The Trustee may make reasonable rules (not inconsistent with the terms of this Indenture) for action by or at a meeting of Holders. Any Registrar, Paying Agent or Exchange Agent may make reasonable rules for its functions.

Section 12.06. Legal Holidays. A “Legal Holiday” is a Saturday, Sunday or a day on which state or federally chartered banking institutions in The City of New York, New York or a place of payment are authorized or obligated to close. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a Regular Record Date is a Legal Holiday, the record date shall not be affected.

Section 12.07. Governing Law. This Indenture and the Securities shall be governed by, and construed in accordance with, the internal laws of the State of New York.

Section 12.08. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuer or a Subsidiary of the Issuer. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.09. No Recourse Against Others. No limited or general partner, officer or employee of the Issuer (including the Company) has any obligation for payment of the Securities or for any of the Issuer’s obligations, covenants or agreements contained in the Securities or this Indenture, other than as required by applicable law. By accepting the Securities, each Holder hereby waives and releases all liability of this kind. The waiver and release are part of the consideration for the issuance of the Securities.

Section 12.10. No Security Interest Created. Nothing in this Indenture or in the Securities, express or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, now in effect or hereafter enacted and made effective, in any jurisdiction.

Section 12.11. Successors. All agreements of the Issuer in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 12.12. Multiple Counterparts. The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

Section 12.13. Separability. If any provisions in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.14. Table of Contents, Headings, Etc. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.

GGP LIMITED PARTNERSHIP By:	General Growth Properties, Inc.,

its general partner

By: /s/ Bernard Freibaum
Name: Bernard Freibaum
Title: Executive Vice President and Chief
Financial Officer

LASALLE BANK NATIONAL ASSOCIATION, as Trustee

By: /s/ Wayne M. Evans
Name: Wayne M. Evans
Title: First Vice President

Section 1.01.EXHIBIT A

[FORM OF FACE OF SECURITY]